EXHIBIT 10.01

Execution Version

CREDIT AGREEMENT

dated as of April 30, 2026

among

FLEX LTD.,

as the Borrower,

CITIBANK, N.A.,

as the Administrative Agent,

and

The Lenders Party Hereto

and

CITIBANK, N.A.,

as the Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	31
1.03	Accounting Terms	32
1.04	Rounding	32
1.05	Rates	33
1.06	Times of Day	33

Article II THE COMMITMENTS AND CREDIT EXTENSIONS		33

2.01	The Borrowing	33
2.02	Borrowings, Conversions and Continuations of Loans	34
2.03	[Reserved]	35
2.04	[Reserved]	35
2.05	Prepayments	35
2.06	Termination or Reduction of Aggregate Commitments	42
2.07	Repayment of Loans	42
2.08	Interest	43
2.09	Fees	43
2.10	Computation of Interest and Fees	43
2.11	Evidence of Debt	44
2.12	Payments Generally; Administrative Agent’s Clawback	44
2.13	Sharing of Payments by Lenders	46
2.14	Defaulting Lenders	47

Article III TAXES, YIELD PROTECTION AND ILLEGALITY		48

3.01	Taxes	48
3.02	Illegality	53
3.03	Inability to Determine Rates	54
3.04	Increased Costs	56
3.05	Compensation for Losses	57
3.06	Mitigation Obligations; Replacement of Lenders; Certificates	58
3.07	Survival	58

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		58

4.01	Conditions to Effectiveness	58
4.02	Conditions to Initial Funding Date	61

Article V REPRESENTATIONS AND WARRANTIES		61

5.01	Due Incorporation, Qualification, Etc.	61
5.02	Authority	62
5.03	Enforceability	62
5.04	Non-Contravention	62
5.05	Approvals	62
5.06	No Violation or Default	62
5.07	Litigation	63
5.08	Title; Possession Under Leases	63
5.09	Financial Statements	63

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5.10	Other Regulations	64
5.11	Patent and Other Rights	64
5.12	Governmental Charges	64
5.13	Margin Stock; Investment Company Act	64
5.14	Subsidiaries, Etc.	64
5.15	[Intentionally Omitted]	65
5.16	No Material Adverse Effect.	65
5.17	Accuracy of Information Furnished	65
5.18	Representations as to Foreign Obligors	65
5.19	Taxpayer Identification Number; Other Identifying Information	66
5.20	Sanctions	66
5.21	Anti-Corruption Laws	66
5.22	Affected Financial Institutions	67
5.23	Covered Entities	67
5.24	Beneficial Ownership Certification	67

Article VI AFFIRMATIVE COVENANTS		67

6.01	Information	67
6.02	Books and Records	70
6.03	Inspections	70
6.04	Insurance	70
6.05	Taxes, Governmental Charges and Other Indebtedness	70
6.06	Use of Proceeds	71
6.07	General Business Operations	71
6.08	Pari Passu Ranking	71
6.09	PATRIOT Act; Beneficial Ownership Regulation	71
6.10	Subsidiary Guarantors	72
6.11	Anti-Corruption Laws	72
6.12	Sanctions	72

Article VII NEGATIVE COVENANTS		73

7.01	Indebtedness	73
7.02	Liens	74
7.03	Asset Dispositions	77
7.04	Mergers, Acquisitions, Etc.	77
7.05	Change in Business	78
7.06	[Reserved]	78
7.07	Accounting Changes	78
7.08	Financial Covenants	79
7.09	Sanctions	79
7.10	Anti-Corruption Laws	79

Article VIII EVENTS OF DEFAULT AND REMEDIES		80

8.01	Events of Default	80
8.02	Remedies Upon Event of Default	82
8.03	Application of Funds	83
8.04	Lender Rate Contract Remedies	84

Article IX ADMINISTRATIVE AGENT		84

9.01	Appointment and Authority	84
9.02	Rights as a Lender	84

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9.03	Exculpatory Provisions	84
9.04	Reliance by Administrative Agent	86
9.05	Delegation of Duties	86
9.06	Resignation of Administrative Agent	86
9.07	Non-Reliance on Administrative Agent, Arranger and Other Lenders	87
9.08	No Other Duties, Etc.	88
9.09	Administrative Agent May File Proofs of Claim	88
9.10	Guaranty Matters	89
9.11	Certain ERISA Matters	89
9.12	Recovery of Erroneous Payments	90
9.13	Withholding Tax	90

Article X MISCELLANEOUS		90

10.01	Amendments, Etc.	90
10.02	Notices; Effectiveness; Electronic Communication	92
10.03	No Waiver; Cumulative Remedies; Enforcement	94
10.04	Expenses; Indemnity; Damage Waiver	95
10.05	Payments Set Aside	97
10.06	Successors and Assigns	98
10.07	Treatment of Certain Information; Confidentiality	104
10.08	Right of Setoff	105
10.09	Interest Rate Limitation	106
10.10	Integration; Effectiveness	106
10.11	Survival of Representations and Warranties	106
10.12	Severability	106
10.13	Replacement of Lenders	107
10.14	Governing Law; Jurisdiction; Etc.	108
10.15	Waiver of Jury Trial	109
10.16	California Judicial Reference	109
10.17	No Advisory or Fiduciary Responsibility	110
10.18	Electronic Execution; Electronic Records	110
10.19	Judgment Currency	111
10.20	Bermuda Branch; Full Recourse Obligations	112
10.21	[Reserved]	112
10.22	USA PATRIOT Act	112
10.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	112
10.24	Acknowledgement Regarding Any Supported QFC	113

iii

SCHEDULES

2.01	Commitments and Applicable Percentages
5.14	Subsidiaries
5.19	Identification Numbers for the Company
7.01	Existing Indebtedness
10.02	Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Subsidiary Guaranty
F-1-4	U.S. Tax Certificates

iv

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of April 30, 2026, among FLEX LTD., a Singapore registered public company limited by shares with registered address located at 2 Changi South Lane, Singapore 486123 and having company registration no. 199002645H, acting (subject to Section 10.20) through its Bermuda branch, having a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton HM08 Bermuda (the “Company” or the “Borrower”), each Lender from time to time party hereto, and CITIBANK, N.A., as the Administrative Agent.

The Company has requested that the Lenders provide a senior delayed draw term loan credit facility and the Lenders are willing to do so on the terms and conditions set forth herein. The delayed draw term loan to be made hereunder is to be used to finance a portion of the cash consideration of the Electrical Power Acquisition (as defined below) and as otherwise permitted hereunder.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(a)(ii).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(ii).

“Acceptance and Prepayment Notice” means a written notice of acceptance of any Offered Discount at the Acceptable Discount made pursuant to Section 2.05(a)(ii) in form reasonably satisfactory to the Auction Agent.

“Acceptance Date” has the meaning specified in Section 2.05(a)(ii).

“Acquired Business” means Electrical Power Products, Inc., an Iowa corporation.

“Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of March 27, 2026, by and among the ACS Acquisitions, Inc., a Delaware corporation, and Electro Management Corp., an Iowa corporation, TO EP2 2026 Trust, a trust formed pursuant to the laws of the state of Iowa and Timothy J. O’Donnell, an individual, and Flextronics International USA, Inc., a California corporation.

“Act” has the meaning specified in Section 6.09.

“Adjusted Revenues” means, in respect of any Subsidiary of the Company for any period, total revenues for such Subsidiary for such period, less Intercompany Revenues for such period.

“Administrative Agent” means Citibank, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

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“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account, as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means, as of any date of determination, the sum of the Commitments of the Lenders as of such date. The Aggregate Commitments on the Closing Date shall be $1,450,000,000.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreement Currency” has the meaning specified in Section 10.19.

“Anti-Boycott Rules” has the meaning specified in Section 1.07(a).

“Applicable Discount” has the meaning specified in Section 2.05(a)(ii).

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.18(a).

“Applicable Percentage” means, in respect of the Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (a) at any time prior to the Initial Funding Date, the amount of such Lender’s Commitment at such time, and (b) at any time on or after the Initial Funding Date, the outstanding principal amount of such Lender’s Delayed Draw Term Loan at such time. The initial Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

“Applicable Rate” means, as of any date of determination, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s/Fitch	Term SOFR Loans	Base Rate Loans
1	BBB+ or better/Baa1 or better/ BBB+ or better	0.875%	0.000%
2	BBB/Baa2/BBB	1.000%	0.000%
3	BBB-/Baa3/BBB-	1.125%	0.125%
4	BB+/Ba1/BB+	1.375%	0.375%
5	BB or worse/Ba2 or worse/BB or worse	1.625%	0.625%

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“Debt Rating” means, as of any date of determination, (a) the long term issuer credit rating of the Company as determined by S&P, (b) the issuer rating (PDR) of the Company as determined by Moody’s (or, if no such issuer rating is in effect, then the corporate family rating of the Company as determined by Moody’s), and/or (c) the long term issuer credit rating (IDR) of the Company as determined by Fitch; provided, that, (i) if two of the three respective Debt Ratings issued by the foregoing rating agencies are the same level, then the Pricing Level for such Debt Ratings shall apply; (ii) if the respective Debt Ratings issued by the foregoing rating agencies all differ, then the Pricing Level for the middle level of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest for purposes of this Agreement); (iii) if the Company has only two Debt Ratings and such Debt Ratings issued by the two rating agencies differ by one level, then the Pricing Level for the lower of such Debt Ratings shall apply; (iv) if the Company has only two Debt Ratings and such Debt Ratings issued by the foregoing rating agencies differ by more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (v) if the Company has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (vi) if the Company does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Citibank, N.A., in its capacities as sole lead arranger and sole bookrunner.

“Asset Sale” means any sale or other disposition (including as a result of casualty or condemnation) of any assets outside the ordinary course of business (as determined by the Borrower or the applicable Subsidiary in good faith) by any of the Borrower and its Subsidiaries that are not Unrestricted Subsidiaries, except for (A) sales or other dispositions between or among the Borrower and its Subsidiaries, (B) the sale or discount of receivables and related assets in connection with receivables financings, factoring transactions and securitizations or similar transactions, (C) any sale, transfer or other disposition permitted under Section 7.03(a), (D) to the extent not in the ordinary course of business, sales or other dispositions of assets acquired in an acquisition or other investment which constitute Non-Core Assets, (E) any sale or other disposition in respect of the transaction referred to as Project Archer, and (F) sales and other dispositions with an aggregate fair market value not exceeding $350,000,000.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Company (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(ii); provided, that, the Company shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that, neither the Company nor any of its Affiliates may act as the Auction Agent.

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“Availability Period” means the period from and including the Closing Date to and including the earlier of (a) May 5, 2026, and (b) the date of termination of the Aggregate Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Base Rate” means for any day a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (c) Term SOFR for an Interest Period of one (1) month, plus 1.00%, and (d) zero percent (0.00%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent and the Lenders may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively. If the Base Rate is required to be determined without reference to clause (c) above, then the Base Rate shall be the highest of clauses (a), (b) and (d) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided, that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).

4

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) Daily Simple SOFR; and (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities; plus (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement would be less than zero percent (0%), the Benchmark Replacement will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

5

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Term SOFR Loan, a determination of Term SOFR or a notice with respect to any of the foregoing, any day that is also a U.S. Government Securities Business Day.

“Capital Lease” means any lease obligation that, in accordance with GAAP, is required to be capitalized on the books of a lessee.

“CFC” means a “controlled foreign corporation” described in Section 957(a) of the Code.

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“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following events: (a) the acquisition after the Closing Date by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the outstanding Equity Securities of the Company entitled to vote for members of the board of directors (or similar governing body); or (b) during any period of 12 consecutive calendar months, individuals who are directors of the Company on the first day of such period (“Initial Directors”) and any directors of the Company who are specifically approved by two-thirds of the Initial Directors and previously approved directors shall cease to constitute a majority of the board of directors of the Company before the end of such period.

“Citi” means Citibank, Citigroup Global Markets Inc., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated herein or in the Fee Letter.

“Citibank” means Citibank, N.A. and its successors.

“Closing Date” means April 30, 2026.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to any Lender, its obligation to make a Delayed Draw Term Loan pursuant to Section 2.01, in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including as reduced or terminated from time to time pursuant to Section 2.06).

“Communication” means this Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document.

“Company” has the meaning specified in the introductory paragraph hereto.

“Competitor” has the meaning specified in the definition of “Disqualified Institution”.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

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“Conforming Changes” means with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Company, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Tangible Assets” means, as of any date of determination, with respect to the Company and its Subsidiaries, the aggregate amount of assets as of such date (determined on a consolidated basis and in accordance with GAAP) after deducting therefrom all goodwill, trade names, trademarks, patents, licenses, unamortized debt discount and expense, treasury stock and other like intangibles (in each case, determined on a consolidated basis and in accordance with GAAP).

“Contingent Obligation” means, without duplication, with respect to any Person, (a) any Guaranty Obligation of that Person and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments or (ii) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time), and shall, with respect to any item included pursuant to clause (b)(ii) of this definition, be marked to market on a current basis.

“Contractual Obligation” of any Person means any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of the Company having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Securities of the Company.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

8

“Covered Party” has the meaning specified in Section 10.24.

“Credit Extension” means a Borrowing.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt/EBITDA Ratio” means, with respect to the Company and its Subsidiaries, as of any date of determination, the ratio, determined on a consolidated basis in accordance with GAAP, of:

(a)            the total Indebtedness of the Company and its Subsidiaries on such date; provided, that, in computing the foregoing sum, (i) there shall be excluded therefrom any Indebtedness to the extent the proceeds thereof are (A) legally segregated from the Company’s or such Subsidiaries’ other assets and (B) either (1) only held in the form of cash or cash equivalents or (2) used by the Company or its Subsidiaries for a purpose approved in advance from time to time by the Required Lenders, (ii) there shall be included as a component of total Indebtedness, without duplication and regardless of whether constituting Indebtedness as defined herein, all Securitization Attributable Indebtedness and (iii) any Subordinated Convertible Indebtedness shall only be included therein to the extent it would be classified as indebtedness in accordance with GAAP, to

(b)           EBITDA for the four fiscal quarter period ending on such date.

“Debt Incurrence” any incurrence of Indebtedness for borrowed money by any of the Borrower and its Subsidiaries that are not Unrestricted Subsidiaries, other than any of the following (i) any Indebtedness incurred under the Revolving Credit Agreement so long as the borrowings thereunder do not exceed $3,250,000,000 and any refinancings thereof so long as the outstanding amount does not exceed $3,250,000,000, (ii) any issuances of commercial paper in the ordinary course of business, (iii) any working capital, capital leases, purchase money debt, equipment financings, letter of credit facilities, accounts receivables financings, factoring transactions and securitizations or similar transactions, in each case, incurred in the ordinary course of business, (iv) any indebtedness of the Seller (as defined in the Acquisition Agreement) or the Acquired Business not prohibited to be incurred under the Acquisition Agreement, (v) any Indebtedness between or among the Borrower and its Subsidiaries that are not Unrestricted Subsidiaries, (vi) any Indebtedness incurred under existing bilateral lines of credit in an aggregate principal amount not to exceed $600,000,000 and (vii) any Indebtedness in an aggregate principal amount not to exceed $500,000,000.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.

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“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, suspension of payments, rearrangement, receivership, insolvency, judicial management, composition, arrangement, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, when used with respect to Obligations, an interest rate equal to the Base Rate plus (i) the Applicable Rate applicable to Base Rate Loans plus (ii) 2% per annum; provided, that, with respect to any Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.

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“Delayed Draw Term Loan” has the meaning specified in Section 2.01.

“Designated Jurisdiction” means, at any time, any country, region or territory which is the target of comprehensive Sanctions (as of the First Amendment Effective Date, the so-called Luhansk People’s Republic, so-called Donetsk People’s Republic, Crimea, the non-governmental controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, and North Korea).

“Discount Range” has the meaning specified in Section 2.05(a)(ii).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(ii).

“Discount Range Prepayment Notice” means a written notice of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(ii) in form reasonably satisfactory to the Auction Agent.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(ii).

“Discounted Loan Prepayment” has the meaning specified in Section 2.05(a)(ii).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(ii).

“Discounted Prepayment Effective Date” means in the case of a Discount Range Prepayment Offer or Solicited Discounted Prepayment Offer, five (5) Business Days following the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(ii), unless a shorter period is agreed to between the Company and the Auction Agent.

“Disqualified Institution” means, as of any date of determination, (a) any Person that is a competitor of the Company or any of its Subsidiaries that has been identified by legal name in writing to the Administrative Agent prior to such date (any such Person, a “Competitor”), or (b) any Affiliate of any Competitor that (i) has been identified by legal name in writing to the Administrative Agent prior to such date, or (ii) is obviously (based solely on the similarity of the legal name of such Affiliate to the name of the Competitor) an Affiliate of such Competitor; provided, that, (X) the foregoing shall not apply retroactively to disqualify any Person that previously acquired an assignment of, or participation in, the Commitments and/or Loans to the extent such Person was not a Disqualified Institution at the time of such assignment or participation, as applicable, (Y) the Disqualified Institutions shall not include any Person that the Company designates in writing to the Administrative Agent as no longer being a “Disqualified Institution” and (Z) the Disqualified Institutions shall not include any bona fide fixed income investor or debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers are not involved with the equity investment decisions of any other Person described in clause (a) or clause (b) above.

“Dollar” and “$” means lawful money of the United States.

“DQ List” has the meaning specified in Section 10.06(i)(iv).

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“EBITDA” means, with respect to the Company and its Subsidiaries, for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

(a)            the net income or net loss of the Company and its Subsidiaries for such period before provision for income taxes;

plus

(b)           the sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expense of the Company and its Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of the Company and its Subsidiaries accruing during such period, (iii) any other noncash charges of the Company and its Subsidiaries incurred in such period, including noncash charges for stock options, performance shares or other equity-based compensation (it being understood and agreed that the term “noncash charges” does not include charges which consist of, or require an accrual of or cash reserve for, cash charges in any other periods), and (iv) losses arising from any sale, transfer or other disposition of assets of the Company or any Subsidiary outside the ordinary course of business;

plus

(c)            an amount, not to exceed the greater of (i) $290,000,000 and (ii) fifteen percent (15%) of EBITDA for such period (determined prior to giving effect to any of the add-backs described in this clause (c) for such period), equal to the sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of one-time (A) merger- or acquisition-related expenses (including legal fees, investment banking fees and other similar fees and expenses) in connection with any merger or acquisition entered into or consummated by the Company or any of its Subsidiaries which is otherwise permitted under this Agreement, (B) restructuring costs incurred by the Company or any of its Subsidiaries in connection with any restructuring entered into or consummated by the Company or any of its Subsidiaries which is otherwise permitted under this Agreement, (C) net losses from the early extinguishment of notes or other Indebtedness, (D) expenses (including legal fees, investment banking fees and other similar fees and expenses) in connection with investments made by the Company or any of its Subsidiaries, (E) expenses (including legal fees, investment banking fees and other similar fees and expenses) in connection with the repayment of Indebtedness by the Company or any of its Subsidiaries which is otherwise permitted under this Agreement, (F) expenses relating to pension payments or programs, including those pension and post-retirement contributions, payments and estimates publicly reported and (G) transaction costs relating to this Agreement and the other Loan Documents; in each case paid in such period and calculated in accordance with GAAP; provided, that, no one-time cash charges in connection with merger- or acquisition-related or other investment-related expenses shall be added to the calculation of EBITDA if the Company and its Subsidiaries, in connection with any Specified Transaction to which such expenses relate, shall have adjusted EBITDA on a pro forma basis to give effect to such Specified Transaction as if such Specified Transaction had occurred as of the first day of such period as described in the last sentence of this definition;

minus

(d)           to the extent included in calculating net income or loss in clause (a) above, gains arising from any sale, transfer or other disposition of assets of the Company or any Subsidiary outside the ordinary course of business.

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If the Company or any of its Subsidiaries consummates any Specified Transaction during any period in respect of which EBITDA is to be determined, (x) such EBITDA for such period may, in the sole discretion of the Company, be determined on a pro forma basis as if such Specified Transaction occurred as of the first day of such period or (y) solely with respect to any Specified Asset Acquisition, to the extent that the Company (A) determines that the portion of EBITDA for such period attributable to the assets or property acquired in such Specified Asset Acquisition is not reasonably determinable or obtainable for such period and (B) for the avoidance of doubt, does not give pro forma effect to such Specified Asset Acquisition pursuant to clause (x) above, then, the portion of EBITDA attributable to the assets or property acquired in such Specified Asset Acquisition for such period may, in the sole discretion of the Company, be determined based on available historical information for such period regarding costs of goods sold (it being understood, for the avoidance of doubt, that such costs of goods sold shall not include any amounts that are margin or profit) and volume for the products manufactured and/or services provided with the assets or property acquired in such Specified Asset Acquisition, in each case, for such period and by applying a margin that is based solely on contractual commitments (to the extent such contractual commitments are in existence as of the applicable date of calculation) to which such assets or property are subject for such period; provided, that, no EBITDA shall be included pursuant to the foregoing clauses (x) or (y) for any period to the extent duplicative of any items otherwise included in the calculation of EBITDA for such period, whether through a pro forma adjustment or otherwise.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electrical Power Acquisition” means the purchase by the Borrower through its indirect wholly owned Subsidiary, ACS Acquisitions, Inc., a Delaware corporation, of (i) all of the issued and outstanding shares of the Acquired Business pursuant to the Acquisition Agreement and (ii) certain real estate property owned by an affiliate of the Acquired Business pursuant to the Real Estate Purchase Agreement.

“Electronic Copy” has the meaning specified in Section 10.18.

“Electronic Record” has the meaning assigned to such term by 15 U.S.C. §7006.

“Electronic Signature” has the meaning assigned to such term by 15 U.S.C. §7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b) (subject to such consents, if any, as may be required under Section 10.06(b)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(i).

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“Employee Benefit Plan” means any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by the Borrower, any Material Subsidiary or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Laws” means all the Governmental Rules and Contractual Obligations relating to the protection of human health and the environment, including those pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling of, or exposure to, Hazardous Materials.

“Equity Issuance” means any issuance of equity interests or equity-linked securities (in a public offering or private placement) by the Borrower or any of its Subsidiaries that are not Unrestricted Subsidiaries, other than (a) equity interests or equity-linked securities issued in connection with employee stock option plans, employee stock ownership or purchase plans, director or management equity plans, profit-sharing plans or similar equity-based compensation plans or directors’ qualifying shares and (b) equity interests or equity-linked securities issued to the Borrower or any of its Subsidiaries.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests, beneficial interests in a trust or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person which is treated as a single employer with the Borrower or any Material Subsidiary under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” has the meaning specified in the definition of “Change of Control”.

“Excluded Subsidiary” has the meaning specified in Section 6.07.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Sections 3.06(b) or 10.13) or (ii) such Lender changes its Lending Office (other than pursuant to Section 3.06(a)), except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure (other than as a result of a Change in Law) to comply with Section 3.01(g); and (d) any withholding Taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax, other than taxes described in clauses (a)(i) and (ii) above, imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document; provided, that, such Lender shall have complied with Section 3.01(g).

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“Existing Indebtedness” means the Indebtedness existing on the Closing Date specified on Schedule 7.01.

“Facility” means, at any time (a) at any time prior to the Initial Funding Date, the Aggregate Commitments at such time, and (b) at any time on or after the Initial Funding Date, the aggregate principal amount of the Delayed Draw Term Loans at such time.

“FASB” means the Financial Accounting Standards Board.

“FASB ASC” means the Accounting Standards Codification of FASB.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged to Citibank on such day for such transactions as determined by the Administrative Agent. For purposes of this Agreement, the Federal Funds Rate shall not be less than zero percent (0%).

“Fee Letter” means the fee and syndication letter agreement, dated April 30, 2026, among the Company and Citigroup Global Markets Inc.

“Financial Officer” means the chief financial officer, principal accounting officer, chief accounting officer, treasurer or controller of the Borrower.

“Financial Statements” means, with respect to any accounting period for any Person, statements of income, shareholders’ equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

“Fitch” means Fitch Ratings Inc. and any successor thereto.

15

“Foreign Lender” means, with respect to the Borrower, (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Governmental Rules of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means the Company and any other Loan Party that is a Foreign Subsidiary.

“Foreign Plan” means any employee benefit plan maintained or contributed to by the Borrower or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of FASB or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the Financial Conduct Authority, the Prudential Regulation Authority, the European Union or the European Central Bank).

“Governmental Charges” means, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Granting Lender” has the meaning specified in Section 10.06(g).

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“Guaranty Obligation” means, with respect to any Person, subject to the last sentence of this definition, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (other than endorsements of instruments for collection or deposits in the ordinary course of business) (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time); provided, that, with respect to (A) any Guaranty Obligation by the Company or any of its Subsidiaries in respect of a primary obligation (other than any Indebtedness for borrowed money) of the Company or any of its Subsidiaries and (B) any Guaranty Obligation of the Company or any of its Subsidiaries in respect of the primary obligation of a lessor in connection with a transaction relating to Synthetic Lease Obligations entered into by the Company or any of its Subsidiaries, such Guaranty Obligation shall, in each case, be deemed to be equal to the maximum reasonably anticipated liability in respect thereof which shall be deemed to be limited to an amount that actually becomes past due from time to time with respect to such primary obligation (as reasonably determined by the Company in good faith).

“Hazardous Materials” means all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos and polychlorinated biphenyls.

“HMT” has the meaning specified in the definition “Sanctions”.

“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(ii).

“Identified Qualifying Lenders” has the meaning specified in Section 2.05(a)(ii).

“Indebtedness” of any Person means, without duplication, the following:

(a)           all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse); provided, that, “Indebtedness” shall not at any date of determination include obligations of such Person for the deferred purchase price of property evidenced by notes, bonds, debentures or similar instruments to the extent (i) such obligations have a regularly-scheduled maturity date that is less than one year after such date, and (ii) solely for purposes of Section 8.01(e), the non-payment of such obligations as of such date is subject to a good faith dispute, including by virtue of a bona fide right of setoff by such Person;

(b)           all obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and the capitalized amount reported for income tax purposes with respect to Synthetic Lease Obligations); provided, that, “Indebtedness” shall not at any date of determination include (i) obligations consisting of accounts payable for property or services or the deferred purchase price of property to the extent (A) such obligations have a regularly-scheduled maturity date or payment due date that is less than one year after such date, and (B) solely for purposes of Section 8.01(e), the non-payment of such obligations as of such date is subject to a good faith dispute, including by virtue of a bona fide right of setoff by such Person or (ii) earnout obligations (and other similar contingent obligations) in connection with any Specified Transaction, except to the extent such obligations are due and payable pursuant to the definitive document for such Specified Transaction and remain unpaid for three (3) Business Days after the due date therefor;

17

(c)           all obligations of such Person under conditional sale or other title retention agreements with respect to property (other than inventory) acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

(d)           all obligations of such Person as lessee under or with respect to Capital Leases and Synthetic Lease Obligations;

(e)           all Guaranty Obligations of such Person with respect to the Indebtedness of any other Person, and all other Contingent Obligations (other than Guaranty Obligations) of such Person;

(f)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (other than payments made solely with other Equity Securities) in respect of any Equity Securities in such Person or any other Person, in each case, to the extent such obligations arise on or prior to the date that is ninety-one (91) days following the then-latest Maturity Date, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g)           all obligations of other Persons of the types described in clauses (a) through (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations, valued at the lesser of (i) the fair market value of the property securing such obligations and (ii) the stated principal amount of such obligations.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Directors” has the meaning specified in the definition “Change of Control”.

“Initial Funding Date” means the date on or after the Closing Date on which the Delayed Draw Term Loans are funded pursuant to this Agreement.

“Intercompany Receivables” means, in respect of the Company or any of its consolidated Subsidiaries, at any time of determination, assets consisting of receivables owing to such Person by the Company or any consolidated Subsidiary of the Company as of such time of determination.

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“Intercompany Revenues” means, in respect of any Subsidiary of the Company for any period, revenues of such Subsidiary that would not, after taking into account offsetting entries in the consolidation process, be recognized in accordance with GAAP as revenues of the Company in the consolidated Financial Statements of the Company and its Subsidiaries for such period.

“Interest Coverage Ratio” means, with respect to the Company and its Subsidiaries, as of any date of determination, the ratio, determined on a consolidated basis in accordance with GAAP, of:

(a)           EBITDA for the four fiscal quarter period ending on such date to

(b)           aggregate Interest Expense of the Company and its Subsidiaries for the four fiscal quarter period ending on such date.

“Interest Expense” means, with respect to any Person for any period, (a) the amount which would, in conformity with GAAP, be set forth opposite the caption “interest expense” or any like caption on a consolidated income statement of such Person and its Subsidiaries minus (b) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided, that, for any period during which there shall exist any securitization or similar program relating to the accounts receivable of such Person or its Subsidiaries, “Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the applicable special purpose entity to the financiers of such securitization or similar program.

“Interest Payment Date” means, (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) as to any Term SOFR Loan, (i) the last day of each Interest Period applicable to such Loan and (ii) the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates and the Maturity Date.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided, that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)           no tenor that has been removed from this definition pursuant to Section 3.03(b)(iv) shall be available for specification in a Loan Notice; and

(d)           no Interest Period shall extend beyond the Maturity Date;

“IRS” means the United States Internal Revenue Service.

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“Judgment Currency” has the meaning specified in Section 10.19.

“Lender” means, at any time, any Person that has a Commitment or holds a Delayed Draw Term Loan at such time or that, after the Aggregate Commitments have expired or been terminated pursuant to this Agreement, holds a Delayed Draw Term Loan at such time; provided, that, for purposes of making Loans to the Borrower, any Lender may from time to time delegate in its stead one or more of its Affiliates as such lenders, duly authorized to engage in such lending activities in the jurisdiction of the Borrower, in which event the term “Lender” shall also include any such designated Affiliate as in effect from time to time; provided, further, that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to this Agreement, the Lender making such delegation shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent.

“Lender Rate Contract” has the meaning specified in Section 8.04.

“Lending Office” means, as to any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent which office or offices may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Leverage Increase Period” has the meaning specified in Section 7.08(a).

“Lien” means, with respect to any property or asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such property or asset or the income therefrom, including any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means a Delayed Draw Term Loan.

“Loan Documents” means this Agreement, each amendment to this Agreement, each Note, the Fee Letter, each Subsidiary Guaranty and any subordination agreement entered into by the Administrative Agent in connection with Subordinated Convertible Indebtedness.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Term SOFR Loans to Base Rate Loans, (c) a conversion of Base Rate Loans to Term SOFR Loans, or (d) a continuation of Term SOFR Loans, in each case, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Company and each Subsidiary Guarantor (if any).

“Margin Stock” has the meaning given to that term in Regulation U.

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“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole (excluding, solely for purposes of the closing certificate delivered by the Company pursuant to Section 4.01(a)(ix), any such changes resulting solely from macroeconomic or financial market or electronics manufacturing industry events or circumstances that have not affected and are not expected to affect the operations, business, assets or financial condition of the Company and its Subsidiaries taken as a whole to an extent that is or would be disproportionate to that of other members of its industry), (b) the ability of the Borrower to pay or perform its Obligations in accordance with the terms of this Agreement and the other Loan Documents, (c) at any time there is one or more Subsidiary Guarantors, the ability of the Subsidiary Guarantors (taken as a whole) to pay or perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents or (d) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement.

“Material Subsidiary” means, at any time of determination: (a) any Subsidiary that (i) had Adjusted Revenues during the immediately preceding fiscal year equal to or greater than 5% of the consolidated total revenues of the Company and its Subsidiaries during such preceding year or (ii) held assets, excluding Intercompany Receivables and investments in the Company or any other Subsidiary, on the last day of the immediately preceding fiscal year equal to or greater than 10% of the consolidated total assets of the Company and its Subsidiaries on such date, in each case as set forth or reflected in the audited Financial Statements of the Company and its Subsidiaries dated March 31, 2025 or the then most-recently available audited Financial Statements provided pursuant to Section 6.01; and (b) following any Material Subsidiary Recalculation Event, any Subsidiary that, on a pro forma basis (after giving effect to such Material Subsidiary Recalculation Event and all other Material Subsidiary Recalculation Events occurring on or prior to the date thereof), (i) had Adjusted Revenues during the twelve-month period ended as of the last day of the immediately preceding fiscal quarter for which Financial Statements are available, greater than 5% of the consolidated total revenues of the Company and its Subsidiaries during such twelve-month period or (ii) holds assets, excluding Intercompany Receivables and investments in the Company or any other Subsidiary, equal to or greater than 10% of the consolidated total assets of the Company and its Subsidiaries (including the assets of such Subsidiary and any other Subsidiaries acquired) as of the last day of the immediately preceding fiscal quarter for which Financial Statements are available (such tests in this clause (b), together, the “Pro Forma MS Test”). For purposes of the Pro Forma MS Test in clause (b)(i), a Material Subsidiary Recalculation Event shall be deemed to have occurred as of the first day of the applicable twelve month period.

“Material Subsidiary Recalculation Event” means any of the following: (a) the consummation of any acquisition by the Company or any of its Subsidiaries of any Person that becomes a Subsidiary (or part of a Subsidiary) as a result thereof (or the acquisition of all or substantially all of the assets of any Person or of any line of business of any Person) that would result in an additional Material Subsidiary, based on the Pro Forma MS Test, as applied as of such date; or (b) any sale or disposition (including by merger) of any material portion of the Equity Securities of any Subsidiary of the Company, or the sale or transfer of all or substantially all of the assets of any Subsidiary of the Company.

“Maturity Date” means the earlier to occur of: (a) the date that is 364 days after the Initial Funding Date; provided, that, if such date is not a Business Day, the date referred to in this clause (a) shall be deemed to be the immediately preceding Business Day; and (b) the date that the Delayed Draw Term Loans are declared due and payable pursuant to Section 8.02.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by the Borrower, any Material Subsidiary or any ERISA Affiliate.

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“Net Cash Proceeds” means, (a) with respect to any Asset Sale, the excess, if any, of (i) the amount of cash actually received in connection therewith (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) payments made to retire any Indebtedness that is secured by a Lien on such asset and that is required to be repaid in connection with the sale thereof, (B) the reasonable expenses incurred by the Borrower or any of its Subsidiaries that are not Unrestricted Subsidiaries in connection therewith, (C) taxes reasonably estimated to be payable or required to be accrued in connection with such transaction (including any repatriation costs associated therewith), and (D) the amount of reserves established by the Borrower or any of its Subsidiaries that are not Unrestricted Subsidiaries in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price of such asset or assets in accordance with applicable generally accepted accounting principles, provided that if the amount of such reserves exceeds the amounts charged against such reserve, then such excess, upon the determination thereof, shall then constitute Net Cash Proceeds, (b) with respect to any Equity Issuance, the excess, if any, of (i) cash actually received by the Borrower or any of its Subsidiaries that are not Unrestricted Subsidiaries in connection with such issuance net of all taxes over (ii) the underwriting discounts, fees and commissions, any cost incurred with unwinding or otherwise terminating any swap or hedging arrangement (including any Rate Contract) in connection with such transaction, and other reasonable expenses incurred by the Borrower or any of its Subsidiaries that are not Unrestricted Subsidiaries in connection with such issuance and (c) with respect to any Debt Incurrence, the cash proceeds received from such issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions, any cost incurred with unwinding or otherwise terminating any swap or hedging arrangement (including any Rate Contract) in connection with such transaction, and other fees and expenses actually incurred in connection therewith.

“Non-Core Assets” means those assets and businesses (including the Equity Securities of any Subsidiary engaged exclusively in such businesses) designated in good faith by the board of directors of the Company from time to time as “Non-Core Assets” and set forth in a certificate or certificates of a Responsible Officer delivered by the Company to the Administrative Agent to the effect that the Company’s board of directors has duly designated such assets and businesses as “Non-Core Assets” in good faith.

“Note” means a promissory note made by the Borrower in favor of a Lender substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Amount” has the meaning specified in Section 2.05(a)(ii).

“Offered Discount” has the meaning specified in Section 2.05(a)(ii).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, or filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Sections 3.06(b) or 10.13).

“Outstanding Amount” means with respect to Delayed Draw Term Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Delayed Draw Term Loans occurring on such date.

“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Lender” has the meaning specified in Section 2.05(a)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Indebtedness” has the meaning specified in Section 7.01.

“Permitted Liens” has the meaning specified in Section 7.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” has the meaning specified in Section 10.06(i)(iii).

“Platform” has the meaning specified in Section 6.01.

“Pro Forma Calculation Subsidiary” means any Subsidiary as to which the Company has properly elected to present its EBITDA on a pro forma basis, as set forth in the last sentence of the definition “EBITDA”.

“Pro Forma MS Test” has the meaning specified in the definition “Material Subsidiary”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate. The “prime rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.24.

“Qualified Acquisition” means a Specified Transaction (or series of related Specified Transactions consummated in any six (6)-month period) that is designated by the Company to the Administrative Agent as a “Qualified Acquisition” hereunder and for which the aggregate consideration (including the assumption or incurrence of Indebtedness in connection with such Specified Transaction, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) in connection with such Specified Transaction and all other cash consideration payable in connection with such Specified Transaction) is at least $750,000,000; provided, that, for any Specified Transaction or series of Specified Transactions to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received, prior to, or concurrently with, the consummation of such Specified Transaction or series of Specified Transactions, a certificate from a Responsible Officer of the Company certifying that such Specified Transaction or series of Specified Transactions meet the criteria set forth in this definition and notifying the Administrative Agent that the Company has elected to treat such Specified Transaction or series of Specified Transactions as a “Qualified Acquisition.”

“Qualifying Lender” has the meaning specified in Section 2.05(a)(ii).

“Rate Contract” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that, no phantom stock, deferred compensation arrangement or similar plan providing for payments only on account of past or future services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Rate Contract.

“Real Estate Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of March 27, 2026, by and among Electro Management Corp., an Iowa corporation and ACS Acquisitions, Inc., a Delaware corporation.

“Receivables Assets” means accounts receivable, indebtedness and other obligations owed to or owned by the Company or any Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable.

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“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any other recipient of any payment to be made by or on behalf of any Loan Party.

“Reduction Events” means (a) any Debt Incurrence, (b) any Equity Issuance and (c) any Asset Sale.

“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, members, officers, employees, agents, trustees, administrators, managers, advisors, attorneys, consultants and representatives of such Person and of such Person’s Affiliates, and their respective successors and permitted assigns.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means a reportable event within the meaning of Section 4043 of ERISA and applicable regulations thereunder, but shall not include a reportable event for which the notice requirement has been waived.

“Required Lenders” means, as of any date of determination (a) prior to the Initial Funding Date, Lenders having more than 50% of the Aggregate Commitments as of such date of determination, and (b) on or after the Initial Funding Date, Lenders having more than 50% of the aggregate outstanding principal amount of the Delayed Draw Term Loans as of such date of determination; provided, that, if the Commitments of the Lenders to make Delayed Draw Term Loans have expired or been terminated, “Required Lenders” means Lenders holding in the aggregate more than 50% of the Total Outstandings; provided, further, that, the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. Notwithstanding the foregoing, at any time there are at least two Lenders party to this Agreement that are non-Defaulting Lenders, any determination of Required Lenders shall include at least two of such Lenders (with a Lender and its Affiliates and Approved Funds being deemed to be one Lender for the purposes of this sentence).

“Requirements of Law” applicable to any Person means (a) the articles or certificate of incorporation and by-laws, constitution, partnership agreement or other organizational, constitutional or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

25

“Responsible Officer” means, with respect to any Loan Party, such Loan Party’s chief executive officer, chief financial officer, treasurer, vice president - finance, controller, assistant controller, assistant treasurer, director of treasury operations, corporate secretary, assistant secretary, director or any other officer or authorized representative of such Loan Party designated from time to time by its board of directors or equivalent governing body to execute and deliver any document, instrument or agreement hereunder, and, solely for purposes of giving notices pursuant to Article II, any other officer or employee of the applicable Loan Party so designated in a written notice delivered by an officer or representative identified on an incumbency certificate delivered by the applicable Loan Party to the Administrative Agent from time to time or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Finance Party” has the meaning set forth in Section 1.07(b).

“Return Date” has the meaning specified in Section 2.05(c).

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of July 15, 2025 (as amended, restated, amended and restated, supplemented or modified prior to the Closing Date), among the Company, the Designated Borrowers (as defined therein) from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as the administrative agent, a letter of credit issuer and a swing line lender, the other letter of credit issuers from time to time party thereto, and the other swing line lenders from time to time party thereto.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available funds.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the Government of Japan, the Government of Singapore (including the Monetary Authority of Singapore), the Hong Kong Monetary Authority or any other governmental authority with jurisdiction over any party to this Agreement.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Attributable Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any accounts receivable securitization, repurchase or similar transaction relating to accounts receivable originated by the Company or its Subsidiaries on any date of determination that corresponds to the outstanding net investment (including loans, advances or amounts funded subject to a repurchase obligation) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such securitization, repurchase or similar transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal). For the avoidance of doubt, “Securitization Attributable Indebtedness” shall not include (a) obligations that correspond to a deferred purchase price or other consideration owing to the Company or any of its Subsidiaries funded on a deferred basis from the proceeds of the collections on such receivables, a subordinated or residual interest held by the Company or any of its Subsidiaries or the reserve or over-collateralization established or maintained for the benefit of the unaffiliated third party purchasers or financial institutions participating in such transaction (in each case irrespective of whether a lien is granted therein to secure the repayment of the related Securitization Attributable Indebtedness), and (b) obligations arising under uncommitted factoring arrangements and similar uncommitted sale transactions.

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“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(ii).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(ii).

“Solicited Discounted Prepayment Notice” means a written notice of the Company of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(ii) in form reasonably satisfactory to the Auction Agent.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(ii).

“SPC” has the meaning specified in Section 10.06(g).

“Specified Asset Acquisition” means any Specified Transaction of the type referred to in clause (d) of the definition thereof.

“Specified Subsidiary” means (a) any Subsidiary of the Company designated as a “Specified Subsidiary” in the certificate signed by a Responsible Officer of the Company and delivered to the Administrative Agent pursuant to Section 4.01(a)(ix), and (b) any Person owned, directly or indirectly, in whole or in part, by the Persons identified in clause (a) above.

“Specified Transaction” means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Company or any of its Subsidiaries of (a) all or substantially all of the assets or property of another Person, (b) any division or line of business of another Person, (c) any Person that becomes a Subsidiary pursuant to such acquisition or (d) assets or property of another Person (excluding, for the avoidance of doubt, acquisitions of all or substantially all of the assets or property of another Person but including acquisitions of any division or line of business of another Person which do not constitute all or substantially all of the assets or property of such other Person) for which the aggregate consideration paid by the Company and its Subsidiaries in connection with such acquisition contemplated by this clause (d) exceeds $25,000,000.

“Submitted Amount” has the meaning specified in Section 2.05(a)(ii).

“Submitted Discount” has the meaning specified in Section 2.05(a)(ii).

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“Subordinated Convertible Indebtedness” means Convertible Indebtedness issued by the Company after the Closing Date that, as of any date of determination, (a) does not mature, and has no scheduled principal payments, prepayments, repurchases, redemptions or sinking fund or like payments of any kind required at any time on or before the twentieth (20th) anniversary of the date of issuance thereof (other than customary put rights upon a change of control or a termination of trading of the Company’s common Equity Securities, so long as, in each case, the holders thereof have agreed in the subordination agreement required pursuant to clause (c) below not to exercise such put right unless and until the Obligations shall have been paid in full), (b) provides that the Company may defer the payment of interest at any time, at the Company’s option and (c) has been made expressly subordinate and junior in right of payment to the payment of the principal of, premium, if any, and interest on the Obligations pursuant to a reasonable and customary subordination agreement and/or subordination provisions for the benefit of the Administrative Agent, in each case, reasonably satisfactory to the Administrative Agent.

“Subsidiary” of any Person means (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. All references in this Agreement and the other Loan Documents to Subsidiaries shall, unless otherwise indicated refer to a “Subsidiary” or “Subsidiaries” of the Company. Notwithstanding the foregoing, except where expressly included herein, an Unrestricted Subsidiary shall not be considered a “Subsidiary”.

“Subsidiary Guarantor” means each Subsidiary of the Company that has executed a Subsidiary Guaranty.

“Subsidiary Guaranty” means any Subsidiary Guaranty (including counterparts thereof and joinders and supplements thereto) made by one or more Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E (or such other document as the Administrative Agent and the Company shall deem appropriate).

“Supported QFC” has the meaning specified in Section 10.24.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Synthetic Lease Obligation” means the monetary obligation of a Person as a lessee under (a) a so-called synthetic or tax retention lease, where such transaction is considered borrowed money indebtedness for tax purposes or bankruptcy purposes but is classified as an operating lease in accordance with GAAP or (b) a lease, funding agreement or other arrangement for the use or possession of real or personal property pursuant to which the lessor is treated as the owner of such property for accounting purposes and the lessee is treated as the owner of such property for federal income tax purposes and which creates obligations that do not appear as borrowed money indebtedness on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the borrowed money indebtedness of such Person (without regard to accounting treatment).

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back-up withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means: (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, that, if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than zero percent (0%), then Term SOFR shall be deemed to be zero percent (0%).

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of March 24, 2025 (as amended, restated, amended and restated, supplemented or modified prior to the Closing Date), among the Company, the lenders from time to time party thereto and Truist Bank, as the administrative agent.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans as of such date.

“Trade Date” has the meaning specified in Section 10.06(i)(i).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g).

“Unrestricted Subsidiary” means (a)(i) any Person which would otherwise constitute a “Subsidiary” of the Company, but which is designated by the Company (by notice to the Administrative Agent) as an “Unrestricted Subsidiary”, so long as (A) less than 100% of the issued and outstanding Equity Securities of such Person are owned, directly or indirectly, by the Company, and (B) the assets or businesses of such Person (including the Equity Securities of any Subsidiary engaged exclusively in such businesses) are Non-Core Assets, as certified by a Responsible Officer of the Company in the notice designating such entity as an “Unrestricted Subsidiary”, and (ii) any Person owned, directly or indirectly, in whole or in part, by the Persons identified in clause (a)(i) above, and (b)(i) any Specified Subsidiary, but only to the extent (A) such Specified Subsidiary would otherwise constitute a “Subsidiary” of the Company, (B) such Specified Subsidiary is designated by the Company (by notice to the Administrative Agent) as an “Unrestricted Subsidiary”, (C) less than 100% of the issued and outstanding Equity Securities of such Specified Subsidiary are owned, directly or indirectly, by the Company, and (D) upon giving pro forma effect to the designation of such Specified Subsidiary as an Unrestricted Subsidiary, the Company would be in compliance with the financial covenants set forth in Section 7.08 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (ii) any Person owned, directly or indirectly, in whole or in part, by the Persons identified in clause (b)(i) above; provided, that, notwithstanding anything contained in clause (a) or (b) above, no Loan Party may be an Unrestricted Subsidiary. As of the Closing Date, there are no Unrestricted Subsidiaries.

“Value” means, with respect to any property or assets (including Equity Securities), the lower of (a) the book value of such property or assets, and (b) the cost basis of such property or assets.

“Wholly-Owned Subsidiary” means any Subsidiary of which more than 90% of the issued and outstanding Equity Securities are owned, directly or indirectly, by the Company.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

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1.03        Accounting Terms.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited Financial Statements dated as of March 31, 2025, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, requirement or other covenant set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, requirement or covenant made before and after giving effect to such change in GAAP. The foregoing notwithstanding, leases shall continue to be classified and accounted for on a basis consistent with that used in the audited Financial Statements dated as of March 31, 2017 for all purposes of this Agreement.

(c)           Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) or to the determination of any amount for the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary (including, if required to be consolidated for GAAP purposes, an Unrestricted Subsidiary) as defined herein. Notwithstanding the foregoing, for the avoidance of doubt, if any such variable interest entity is an Unrestricted Subsidiary, (i) calculations of the Debt/EBITDA Ratio shall not include the Indebtedness or EBITDA of such variable interest entity, and (ii) calculations of the Interest Coverage Ratio shall not include the EBITDA or Interest Expense of such variable interest entity.

1.04        Rounding.

Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05        Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.06       Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

Article II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        The Borrowing.

Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make a term loan (each such loan, a “Delayed Draw Term Loan”) to the Borrower in Dollars in a single advance on any Business Day during the Availability Period in an aggregate initial outstanding principal amount not to exceed such Lender’s Commitment. Delayed Draw Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, that, to the extent the Initial Funding Date occurs on the Closing Date or any of the three (3) Business Days immediately following the Closing Date, the Delayed Draw Term Loans shall be made as Base Rate Loans unless the Borrower delivers a funding indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, not less than three (3) Business Days prior to the Initial Funding Date. Amounts repaid or prepaid in respect of Delayed Draw Term Loans may not be reborrowed.

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2.02        Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing, each conversion of Term SOFR Loans to Base Rate Loans, each conversion of Base Rate Loans to Term SOFR Loans, and each continuation of Term SOFR Loans, in each case, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (i) 10:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans, or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) 10:00 a.m. on the Business Day of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Term SOFR Loans to Base Rate Loans, a conversion of Base Rate Loans to Term SOFR Loans or a continuation of Term SOFR Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto (subject to the provisions of the definition of “Interest Period”). All Loans shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Delayed Draw Term Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion of Term SOFR Loans to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Term SOFR Loans, in each case as described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan (ratably in accordance with their respective Commitments) available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is made on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)           Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term SOFR Loans be converted immediately to Base Rate Loans.

(d)           The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change. Each determination of an interest rate made by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

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(e)           After giving effect to all Borrowings, all conversions of Term SOFR Loans to Base Rate Loans, all conversions of Base Rate Loans to Term SOFR Loans, and all continuations of Delayed Draw Term Loans as the same Type, there shall not be more than 10 Interest Periods in effect hereunder.

(f)           Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)           With respect to any SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

2.03        [Reserved].

2.04        [Reserved].

2.05        Prepayments.

(a)           (i)            The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Delayed Draw Term Loans in whole or in part without premium or penalty; provided, that: (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three Business Days prior to any date of prepayment of Term SOFR Loans, and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Loan, any additional amounts required pursuant to Section 3.05. Each prepayment pursuant to this Section 2.05(a)(i) shall, subject to Section 2.14, be applied to the outstanding Delayed Draw Term Loans on a pro rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

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(ii)           Notwithstanding anything in any Loan Document to the contrary, so long as (v) no Default or Event of Default has occurred and is continuing, (w) the Company shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the proposed prepayment described below and (2) each of the conditions set forth in this Section has been satisfied, (x) none of the Borrower or any other Loan Party has any material non-public information with respect to the Company and its Subsidiaries (including Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information), (y) no proceeds of the Delayed Draw Term Loans are used for this purpose and (z) any such prepayment is made in cash (and not, for the avoidance of doubt, by virtue of any exchange of Indebtedness (including the use of the proceeds of any Indebtedness incurred for purposes of exchanging the applicable Delayed Draw Term Loans with such Indebtedness)), the Company may prepay any portion of the outstanding Delayed Draw Term Loans (and immediately and permanently cancel them (it being understood and agreed that the Company shall not obtain, by virtue of any such prepayment, any rights as a Lender hereunder or under any other Loan Documents) on the following basis:

(A)           The Company shall have the right to make a voluntary prepayment of Delayed Draw Term Loans at a discount to par pursuant to Discount Range Prepayment Offers or Solicited Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(ii); provided, that, the Company shall not initiate any action under this Section 2.05(a)(ii) in order to make a Discounted Loan Prepayment of any Delayed Draw Term Loans unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment of any Delayed Draw Term Loan as a result of a prepayment made by the Company on the applicable Discounted Prepayment Effective Date, or (II) at least three (3) Business Days shall have passed since the date the Company was notified that no Lender was willing to accept any prepayment of any Delayed Draw Term Loan pursuant to a Discount Range Prepayment Notice or in the case of Solicited Discounted Prepayment Offers, the date of the Company’s election not to accept any Solicited Discounted Prepayment Offers relating to a Solicited Discounted Prepayment Notice.

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(B)           (1)           Subject to the proviso to clause (A) above, the Company may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided, that, (I) any such solicitation shall be extended to each Lender (and on terms (including as to any consideration paid in connection therewith) identical for all Lenders), (II) any such notice shall specify the maximum aggregate principal amount of the relevant Delayed Draw Term Loans (the “Discount Range Prepayment Amount”) subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Delayed Draw Term Loans willing to be prepaid by the Company, (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Delayed Draw Term Loans and the maximum aggregate principal amount of such Lender’s Delayed Draw Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Delayed Draw Term Loans at any discount to their par value within the Discount Range.

(2)           The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the Applicable Discount and Delayed Draw Term Loans to be prepaid at such Applicable Discount in accordance with this clause (B). The Company agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Delayed Draw Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

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(3)           If there is at least one Participating Lender, the Company will prepay the respective outstanding Delayed Draw Term Loans of each Participating Lender in the aggregate principal amount specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided, that, if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Delayed Draw Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Company of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of Delayed Draw Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company shall be due and payable by the Company on the Discounted Prepayment Effective Date in accordance with clause (E) below (subject to clause (I) below).

(C)           (1)           Subject to the proviso to clause (A) above, the Company may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided, that, (I) any such solicitation shall be extended to each Lender (and on terms (including as to any consideration paid in connection therewith) identical for all Lenders), (II) any such notice shall specify the maximum aggregate amount of the Delayed Draw Term Loans (the “Solicited Discounted Prepayment Amount”) the Company is willing to prepay at a discount, (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Company shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Delayed Draw Term Loans and the maximum aggregate principal amount of such Delayed Draw Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Delayed Draw Term Loans at any discount.

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(2)           The Auction Agent shall promptly provide the Company with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Company shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company (the “Acceptable Discount”), if any. If the Company elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Company from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Company shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company by the Acceptance Date, the Company shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)           Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the aggregate principal amount of Delayed Draw Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Company at the Acceptable Discount in accordance with this Section 2.05(a)(ii)(C). If the Company elects to accept any Acceptable Discount, then the Company agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Delayed Draw Term Loans equal to its Offered Amount (subject to any required prorate reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company will prepay outstanding Delayed Draw Term Loans pursuant to this clause (C) to each Qualifying Lender in the aggregate principal amount specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided, that, if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Delayed Draw Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Company of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Delayed Draw Term Loans to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company shall be due and payable by the Company on the Discounted Prepayment Effective Date in accordance with clause (E) below (subject to clause (I) below).

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(D)           In connection with any Discounted Loan Prepayment, the Company and the Lenders acknowledge and agree that the Auction Agent may require the payment of customary and reasonable fees and expenses from the Company in connection therewith.

(E)           If any Delayed Draw Term Loan is prepaid in accordance with clauses (B) through (C) above, the Company shall prepay such Delayed Draw Term Loans on the Discounted Prepayment Effective Date. The Company shall make such prepayment to the Administrative Agent, for the account of the Participating Lenders or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the relevant Delayed Draw Term Loans on a pro-rata basis. The Delayed Draw Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Delayed Draw Term Loans pursuant to this Section 2.05(a)(ii) shall be paid to the Participating Lenders or Qualifying Lenders, as applicable, and shall be applied to the relevant Delayed Draw Term Loans of such Lenders in accordance with their respective pro rata share. The aggregate principal amount of the relevant Delayed Draw Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Delayed Draw Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.

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(F)           To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Company.

(G)           Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided, that, any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(H)           The Company and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(ii) as well as activities of the Auction Agent.

(I)            The Company shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Company to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(ii) shall not constitute a Default or Event of Default).

(b)           In the event and on each occasion on or after the Initial Funding Date that the Borrower or any of its Subsidiaries receives any Net Cash Proceeds in respect of a Reduction Event, the Borrower shall promptly but in any event within three (3) Business Days of receipt of such Net Cash Proceeds, prepay the outstanding principal amount of and accrued and unpaid interest on the Loans in an amount equal to 100% of the Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from such Reduction Event. The Borrower shall give the Administrative Agent prompt written notice of receipt of any Net Cash Proceeds subject to mandatory prepayment under this Section 2.05(b), which notice shall be accompanied by reasonably detailed calculations of the applicable Net Cash Proceeds. Each prepayment of a Borrowing pursuant to this Section 2.05(b) shall be applied ratably to the Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08 and shall be subject to Section 3.05.

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(c)            In the event that the Initial Funding Date has occurred and the Electrical Power Acquisition has not been consummated on terms materially consistent with the Acquisition Agreement as in effect on March 27, 2026, within ninety (90) Business Days after the Closing Date (the “Return Date”), the Borrower (i) shall promptly deliver to the Administrative Agent on that same Return Date, a written notice of the repayment required under the immediately succeeding clause (ii), and (ii) shall on the one (1) Business Day immediately following the Return Date, repay the lesser of (x) $1,100,000,000 and (y) the aggregate principal amount of the outstanding Loans, in each case, together with interest accrued thereon from the Initial Funding Date to the date that such repayment is made.

2.06        Termination or Reduction of Aggregate Commitments.

(a)           Unless terminated prior to such date, the Aggregate Commitments shall be automatically and permanently reduced to zero (i) on the last day of the Availability Period, and (ii) on the Initial Funding Date after giving effect to the Borrowing occurring on the Initial Funding Date.

(b)           The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments or from time to time permanently reduce the Aggregate Commitments; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 8:00 a.m. five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments pursuant to this Section 2.06(b).

(c)           In the event and on each occasion on or after the Closing Date and prior to the Initial Funding Date that the Borrower or any of its Subsidiaries receives any Net Cash Proceeds in respect of a Reduction Event, the Borrower shall promptly but in any event within three (3) Business Days of receipt of such Net Cash Proceeds give the Administrative Agent written notice of receipt of such Net Cash Proceeds subject to mandatory reduction under this Section 2.06(c), which notice shall be accompanied by reasonably detailed calculations of the applicable Net Cash Proceeds. On the date that is one (1) Business Day following the delivery of such notice, the Aggregate Commitments shall be ratably reduced on a dollar-for-dollar basis by an amount equal to 100% of the Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from such Reduction Event (but for the avoidance of doubt, the Aggregate Commitments cannot be reduced to an amount less than zero).

(d)           Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07        Repayment of Loans.

The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date.

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2.08        Interest.

(a)           Subject to the provisions of clause (b) below: (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed to be zero for purposes of this Agreement.

(b)           (i)           If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(ii)           If any amount (other than principal of any Loan) payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iii)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees.

(a)           The Company shall pay to Citi, in its capacity as the Arranger, and the Administrative Agent, for their own respective accounts (and, as applicable, for the ratable account of the Lenders), in Dollars, fees in the amounts and at the times specified in the Fee Letter.

(b)           All fees payable under this Section 2.09 shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10        Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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2.11        Evidence of Debt.

The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12        Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. shall, in the discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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(b)           (i)           Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans (which payment, for the avoidance of doubt, shall be in lieu of any other interest (other than interest at the Default Rate, if applicable) relating to such portion of the relevant Borrowing). If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of any of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

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(d)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make Delayed Draw Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)           Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.13           Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that, (1) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

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The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14        Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Governmental Rule:

(i)           Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and Section 10.01.

(ii)           Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (A) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

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(b)           Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           [Reserved].

(b)           Payments Free of Taxes.

(i)            Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Governmental Rules. If any applicable Governmental Rule (as determined in the good faith discretion of the Administrative Agent or the Borrower) requires the deduction or withholding of any Tax from any such payment, then the Borrower and the Administrative Agent shall be entitled to make such deduction or withholding.

(ii)           If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)          If the Borrower or the Administrative Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required, (B) the Borrower or the Administrative Agent, to the extent required by such laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(c)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Governmental Rule, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by Section 3.01(e) so long as the Administrative Agent shall have in good faith made a written demand upon such Lender for the applicable payment and such payment demand has not been satisfied in full by the applicable Lender within 30 days after such written demand. In the event of a payment to the Administrative Agent by the Borrower pursuant to the preceding sentence, upon the request of the Borrower, the Administrative Agent shall execute and deliver such documents or instruments as the Borrower may reasonably request to assign to the Borrower any claims that the Administrative Agent may have against the applicable Lender with respect to the payments to the Administrative Agent that were required to have been made pursuant to Section 3.01(e) (including the right of set off provided in the last sentence of Section 3.01(e)). A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)           Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the requesting Borrower or the Administrative Agent.

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(g)           Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent (provided, that, the Administrative Agent shall be under no obligation to so request), at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)           any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)           executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a CFC described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)           to the extent a Foreign Lender is not the beneficial owner of a payment received under any of the Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and at the time or times prescribed by law and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable Governmental Rule as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Governmental Rule to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Governmental Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

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(iii)          Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. Each Lender shall promptly take such steps (at the cost and expense of the Company) as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Requirements of Law of any such jurisdiction that the Borrower make any deduction or withholding for Taxes from amounts payable to such Lender. Additionally, the Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Requirements of Law of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Requirements of Law in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(h)           Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (or the amount of any credit in lieu of refund) of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund (or credit in lieu of refund)), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) to the extent the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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3.02        Illegality.

(a)           If any Lender determines that any Requirements of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or the Term SOFR Reference Rate, or to determine or charge interest rates based upon SOFR, Term SOFR or the Term SOFR Reference Rate, then, on notice thereof by such Lender to the Company (through the Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Loans, or any obligation of such Lender to convert any Base Rate Loans to Term SOFR Loans, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay in full such Term SOFR Loans then outstanding (which prepayment shall be made on the last day of the relevant Interest Periods of such Term SOFR Loans, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans to such day) or, if applicable and such Loans are Term SOFR Loans, convert such Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

(b)           If, in any applicable jurisdiction, the Administrative Agent or any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Borrower shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

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3.03        Inability to Determine Rates.

(a)           If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount, Interest Period or determination date(s) of such Term SOFR Loan, or (B)(x) adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, and (y) the circumstances described in this 3.03(c) do not apply (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of the Term SOFR component in determining Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)           Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of this Section 3.03(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under the first sentence of clause (a) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof; provided that, if such alternate rate of interest as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.

(c)           (i)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based on Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

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(ii)           In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (1) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv) and (2) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(iv)           Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)           Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

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3.04        Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Term SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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(d)           Certificates for Reimbursement. A certificate of a Lender setting forth the basis for and a calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of Section 3.04 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

3.05        Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

(c)           [reserved]; or

(d)           any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.05 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to this Section 3.05 for any loss, cost or expense incurred more than nine months prior to the date that such Lender notifies the Company of the act or omission giving rise to such loss, cost or expense and such Lender’s intention to claim compensation therefor.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded.

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A certificate of a Lender setting forth the basis for and a calculation of the amount or amounts necessary to compensate such Lender pursuant to this Section 3.05 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

3.06        Mitigation Obligations; Replacement of Lenders; Certificates.

(a)           Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office; provided, that, the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay, within 10 days of the request therefor, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or there occurs any prepayment or conversion of its Loans under Section 3.02, the Company may replace such Lender, so long as such replacement will result in a reduction of such compensation or amounts (or, in the case of Section 3.02, such replacement will eliminate the illegality giving rise to the prepayment or conversion of applicable Loans) in accordance with Section 10.13.

3.07        Survival.

All of the Borrower’s obligations under this Article III (other than the Borrower’s obligations under Section 3.01) shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder. Each party’s obligations (including the Borrower’s obligations) under Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions to Effectiveness.

The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement;

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(ii)           a Note executed by the Company in favor of each Lender requesting a Note;

(iii)          the certificate of incorporation (or comparable document) of each Loan Party certified by the secretary of state (or comparable public official) of its jurisdiction of organization (or, if any such Person is organized or incorporated under the laws of any jurisdiction outside the United States, such other evidence as the Administrative Agent may request to establish that such Person is duly organized or incorporated and existing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);

(iv)          to the extent such jurisdiction has the legal concept of being in good standing and a Governmental Authority in such jurisdiction issues any evidence of such good standing, a certificate of good standing (or comparable certificate) for each Loan Party certified by the secretary of state (or comparable public official) of its jurisdiction of organization (or, if any such Person is organized under the laws of any jurisdiction outside the United States, such other evidence as the Administrative Agent may request to establish that such Person is duly qualified to do business and in good standing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);

(v)           a certificate of the secretary or an assistant secretary (or comparable officer) or a director of each Loan Party certifying (A) that attached thereto is a true and correct copy of the bylaws (or comparable document) of such Loan Party as in effect (or, if any such Loan Party is organized or incorporated under the laws of any jurisdiction outside the United States, its constitutional documents or any other comparable document provided for in the respective corporate laws of that jurisdiction), (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of such Loan Party (or other comparable enabling action) and continuing in effect, which (1) authorize the execution, delivery and performance by such Person of the Loan Documents to be executed by such Person and the consummation of the transactions contemplated thereby and (2) designate the officers, directors and attorneys authorized so to execute, deliver and perform on behalf of such Person and (C) that there are no proceedings for the dissolution, liquidation, winding-up, judicial management, arrangement or administration (or any comparable proceedings in any jurisdiction) of such Person, together with a certified English translation thereof (if appropriate);

(vi)          a certificate (which may be combined with the certificate set forth in clause (v) above) of the secretary or an assistant secretary (or comparable officer) or a director of each Loan Party certifying the incumbency, signatures and authority of the officers, directors and attorneys of such Person authorized to execute, deliver and perform the Loan Documents to be executed by such Person, together with a certified English translation thereof (if appropriate);

(vii)         favorable written opinions from each of the following legal counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance satisfactory to the Administrative Agent: (A) Katten Muchin Rosenman LLP, U.S. counsel for the Company and its Subsidiaries; and (B) Allen & Gledhill, Singapore counsel for the Company and its Subsidiaries;

(viii)        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and stating that such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

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(ix)           a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied, (B) that there has been no event or circumstance since March 31, 2025, that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) the current Debt Ratings, (D) pro forma calculations of the Debt/EBITDA Ratio and the Interest Coverage Ratio, based upon the Company’s unaudited Financial Statements for the fiscal quarter ended December 31, 2025, (E) to the identity of all Specified Subsidiaries; and (F) that the Company and its Subsidiaries, on a consolidated basis, are Solvent (as defined therein); and

(x)           such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)           The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent or any such Lender as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(c)           If the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender shall have received, to the extent requested by the Administrative Agent or such Lender, a Beneficial Ownership Certification in relation to the Company.

(d)           Any fees required to be paid on or before the Closing Date shall have been paid.

(e)           Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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4.02        Conditions to Initial Funding Date.

The obligation of each Lender to honor the Loan Notice for the Borrowing to occur on the Initial Funding Date is subject to the following conditions precedent:

(a)           The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be (A) in the case of representations and warranties that are qualified as to materiality, true and correct, and (B) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct or true and correct in all material respects, as the case may be, as of such earlier date; provided, that, the representations and warranties contained in Section 5.09 shall be deemed to refer to the most recent Financial Statements furnished pursuant to clauses (a) and (b) of Section 6.01.

(b)           No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c)           The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

(d)           To the extent the Initial Funding Date occurs on the Closing Date, the conditions precedent set forth in Section 4.01 have been satisfied.

The Loan Notice for the Borrowing to occur on the Initial Funding Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the Initial Funding Date. For the avoidance of doubt, the conditions set forth in this Section 4.02 shall not be required to be satisfied in connection with a Loan Notice requesting only (i) a conversion of Term SOFR Loans to Base Rate Loans or a conversion of Base Rate Loans to Term SOFR Loans, or (ii) a continuation of Term SOFR Loans.

Article V

REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Section 5.18, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01       Due Incorporation, Qualification, Etc.

Each Loan Party and each Material Subsidiary (a)(i) is duly organized or incorporated and validly existing and (ii) in any jurisdiction in which such legal concept is applicable, is in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified and licensed to do business as a foreign entity in each jurisdiction where the ownership, lease or operation of its properties or the conduct of its business requires such qualification or license, except in each case referred to in clauses (a)(ii) or (c), where the failure to be in good standing or so qualified or licensed is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.

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5.02        Authority.

The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each Loan Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (a) are within the power of such Person and (b) have been duly authorized by all necessary actions on the part of such Person.

5.03        Enforceability.

Each Loan Document executed, or to be executed, by the Borrower and each Subsidiary Guarantor has been, or will be, duly executed and delivered by such Person and constitutes, or when executed will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5.04        Non-Contravention.

The execution and delivery by the Borrower and each Subsidiary Guarantor of the Loan Documents executed by such Person and the performance and consummation of the transactions contemplated thereby do not (a) violate any Requirement of Law applicable to such Person, (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Person, (c) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material property, material asset or material revenue of such Person (other than Liens created under the Loan Documents) or (d) violate the articles or certificate of incorporation or by-laws, constitution, partnership agreement or other organizational, constitutional or governing documents of such Person, except in each case referred to in clauses (a) or (b) above, where any such violation, breach, or acceleration is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.

5.05        Approvals.

No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of the Loan Documents executed by the Borrower and each Subsidiary Guarantor and the performance or consummation of the transactions contemplated thereby, except such as (a) have been made or obtained and are in full force and effect or (b) are being made or obtained in a timely manner and once made or obtained will be in full force and effect.

5.06        No Violation or Default.

Neither the Borrower, nor any Subsidiary Guarantor, nor any of the Company’s Subsidiaries is in violation of or in default with respect to (a) any Requirement of Law applicable to such Person or (b) any Contractual Obligation of such Person, where, in each case or in the aggregate, such violation or default is reasonably and substantially likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Borrower, nor any Subsidiary Guarantor nor any of the Company’s Subsidiaries (i) has violated any Environmental Laws, (ii) to the knowledge of the Borrower, any Subsidiary Guarantor or any of the Company’s Subsidiaries, has any liability under any Environmental Laws or (iii) has received notice or other communication of an investigation or, to the knowledge of the Borrower, any Subsidiary Guarantor or any of the Company’s Subsidiaries, is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect. No Default has occurred and is continuing.

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5.07        Litigation.

No actions (including derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Borrower, threatened against the Borrower, any Subsidiary Guarantor or any of the Company’s Subsidiaries at law or in equity in any court or before any other Governmental Authority which (a) based upon the written advice of such Person’s outside legal counsel, is reasonably likely to be determined adversely and if so adversely determined is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect or (b) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Borrower or any Subsidiary Guarantor of the Loan Documents or the transactions contemplated thereby.

5.08        Title; Possession Under Leases.

The Borrower, each Subsidiary Guarantor and each of the Company’s Subsidiaries own and have good and valid title, or a valid leasehold interest in, (a) all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent, and (b) all their respective properties and assets acquired by the Borrower, such Subsidiary Guarantor or such Subsidiary since the date of such Financial Statements, in each case except (i) those assets and properties disposed of in the ordinary course of business or otherwise in compliance with the terms of this Agreement and (ii) where failure to so own and have good and valid title, or a valid leasehold interest, is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect. The material assets and material properties of the Borrower, each Subsidiary Guarantor and each of the Company’s Subsidiaries are subject to no Liens, except for Permitted Liens.

5.09        Financial Statements.

The consolidated Financial Statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) which have been delivered to the Administrative Agent, (a) are in accordance with the books and records of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries), which have been maintained in accordance with good business practice, (b) have been prepared in conformity with GAAP and (c) fairly present in all material respects the financial conditions and results of operations of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) as of the dates thereof and for the periods covered thereby. Neither the Company nor any of its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed or reflected in the unaudited Financial Statements of the Company for the fiscal quarter ended December 31, 2025, furnished by the Company to the Administrative Agent prior to the Closing Date, or in the Financial Statements delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), or except as permitted under Articles VI and VII of this Agreement.

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5.10        Other Regulations.

No Borrower or any Material Subsidiary is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Governmental Rule that limits its ability to incur Indebtedness of the type represented by the Obligations.

5.11       Patent and Other Rights.

The Borrower and each of the Company’s Subsidiaries own, license or otherwise have the full right to use, under validly existing agreements, without known conflict with or infringement, misappropriation or other violation of, any rights of others, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all other intellectual property rights with respect thereto, which are required to conduct their businesses as now conducted, except such patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all other intellectual property rights, and all rights with respect thereto which if not validly owned, licensed or used is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.

5.12        Governmental Charges.

The Borrower and each of the Company’s Subsidiaries have filed or caused to be filed all tax returns, and, in compliance with all applicable Requirements of Law, all reports and declarations which are required by any Governmental Authority to be filed by them (or, in each case, extensions thereof have been validly obtained), in each case other than to the extent that the failure to do so is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect. The Borrower and each of the Company’s Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and are payable by them, except such Governmental Charges or taxes, if any, which are being contested in good faith and as to which if unpaid adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.

5.13        Margin Stock; Investment Company Act.

(a)           The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying any Margin Stock. No proceeds of any Loan will be used to purchase or carry any Margin Stock, or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock, in either case in a manner that violates or causes a violation of Regulations T, U or X of the FRB or any other regulation of the FRB.

(b)           None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14        Subsidiaries, Etc.

Schedule 5.14 sets forth as of the Closing Date each of the Company’s Subsidiaries and each such Person’s jurisdiction of organization.

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5.15        [Intentionally Omitted].

5.16        No Material Adverse Effect.

Since March 31, 2025, no event has occurred and no condition exists which, alone or in the aggregate, (a) has had (and continues to have) or (b) is reasonably and substantially likely to have, a Material Adverse Effect.

5.17        Accuracy of Information Furnished.

The Loan Documents and the other certificates, statements and information (in each case other than projections, forecasts, other forward-looking statements and information of a general economic nature and general information about the Loan Parties’ industry) furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower, the Subsidiary Guarantors and the Company’s Subsidiaries in connection with the Loan Documents and the transactions contemplated thereby, taken as a whole, as of the date furnished, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon reasonable assumptions at the time made (it being recognized that such projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, that no assurance can be given that any particular financial projection will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material).

5.18        Representations as to Foreign Obligors.

The Company represents and warrants to the Administrative Agent and the Lenders, and, with respect to each Foreign Subsidiary that is at any time a Foreign Obligor, such Foreign Obligor represents and warrants with respect to itself, that:

(a)           Such Foreign Obligor is subject to civil and commercial Requirements of Law with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of the courts or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)           The Applicable Foreign Obligor Documents are in all material respects in proper legal form under the Requirements of Law of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing for the enforcement thereof against such Foreign Obligor under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized or incorporated and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

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(c)           As of the date hereof, neither Singapore nor Bermuda requires the deduction or withholding of any Tax from any payment to be made by the Company pursuant to the Loan Documents.

(d)           The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided, that, any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.19        Taxpayer Identification Number; Other Identifying Information.

The true and correct unique identification number of the Company that has been issued by its jurisdiction of incorporation or organization and the name of such jurisdiction (as well as any U.S. taxpayer identification number issued to the Company, if any) is set forth on Schedule 5.19.

5.20        Sanctions.

Neither the Company, nor any of its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”), nor, to the knowledge of the Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”), any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals and Blocked Persons or HMT’s Sanctions List, or any similar list enforced by the United States Government, the United Nations Security Council, the European Union, HMT, the Government of Japan, the Government of Singapore (including the Monetary Authority of Singapore), the Hong Kong Monetary Authority or any other governmental authority with jurisdiction over any party to this Agreement, or (c) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.21        Anti-Corruption Laws.

The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to them and have instituted and maintained policies and procedures designed to promote and achieve compliance in all material respects with such laws.

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5.22        Affected Financial Institutions.

No Loan Party is an Affected Financial Institution.

5.23        Covered Entities.

No Loan Party is a Covered Entity.

5.24        Beneficial Ownership Certification.

The information included in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender on or prior to the Closing Date, if applicable, is true and correct in all respects.

Article VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unmatured contingent reimbursement and indemnification obligations) hereunder shall remain unpaid or unsatisfied:

6.01        Information.

The Company shall deliver to the Administrative Agent (for distribution to the Lenders), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)           As soon as available and in no event later than 55 days after the last day of each fiscal quarter of the Company, a copy of the Financial Statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Company to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(b)           (i) As soon as available and in no event later than 100 days after the close of each fiscal year of the Company, (A) copies of the audited Financial Statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) (prepared on a consolidated basis) for such year, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, and (B) copies of the unqualified opinions (or qualified opinions (other than a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) reasonably acceptable to the Administrative Agent) of such accountants, and (ii) if and when received from such accountants in connection with the annual audited Financial Statements of the Company (it being acknowledged and agreed that this clause (ii) imposes no obligation to so request or obtain such certificates), certificates of such accountants to the Administrative Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the nature thereof;

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(c)           Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (a) and (b), a Compliance Certificate executed by the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Company, properly completed;

(d)           As soon as possible and in no event later than five Business Days after any Responsible Officer of the Borrower knows of the occurrence or existence of (i) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan which is reasonably and substantially likely (alone or in the aggregate) to result in liability to the Company or any of the Company’s Subsidiaries of $250,000,000 or more, (ii) any actual or threatened litigation or suits against the Company or any of the Company’s Subsidiaries involving potential monetary damages payable by the Borrower or the Company’s Subsidiaries of $250,000,000 or more alone or in the aggregate, (iii) any other event or condition which is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect, (iv) any Default or (v) any event of the type described in Section 8.01(f) or (g) with respect to any Subsidiary, so long as such Subsidiary is determined at the time of such event to be a Material Subsidiary, the statement of the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Borrower setting forth details of such event, condition or Default and the action which the Borrower proposes to take with respect thereto;

(e)           Promptly after they are sent, made available or filed, copies of (i) all registration statements and reports filed by the Company or any of the Company’s Subsidiaries with the SEC (including all 10-Q, 10-K and 8-K reports) and (ii) all reports, proxy statements and financial statements sent or made available by the Company or any of the Company’s Subsidiaries to its public security holders;

(f)            [Reserved];

(g)           Promptly after the Borrower changes its legal name or the address of its chief executive office, written notice setting forth the Borrower’s new legal name and/or new address;

(h)           Promptly, a copy of any announcement by Moody’s, S&P or Fitch of any change or possible change in a Debt Rating;

(i)            To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender in relation to Borrower that would result in a change to the list of beneficial owners identified in such certification; and

(j)            Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of the Borrower or the Company’s Subsidiaries, and compliance by the Borrower with the terms of this Agreement and the other Loan Documents as Administrative Agent on behalf of itself or one or more Lenders may from time to time reasonably request.

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The Company shall deliver concurrently with the delivery of any financial statements pursuant to Section 6.01(a) or 6.01(b) the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of each Unrestricted Subsidiary (if any) from such consolidated financial statements.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.01(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company’s website on the internet at the website address listed on Schedule 10.02 or (b) on which such documents are posted on the Company’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access, including the SEC’s EDGAR website, any commercial, third-party website or any website sponsored by the Administrative Agent; provided, that: (i) the Company shall, if requested, deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall use commercially reasonable efforts to notify the Administrative Agent and each requesting Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.01(c) to the Administrative Agent (it being acknowledged that electronic delivery thereof pursuant to Section 10.02 shall be permitted). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities: (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or their respective securities for purposes of United States federal and state securities laws (provided, that, to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark the Borrower Materials “PUBLIC”.

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6.02        Books and Records.

The Company and the Company’s Subsidiaries shall at all times keep proper books of record and account which shall be complete and correct in all material respects in accordance with GAAP; provided, that, with respect to any Subsidiary acquired by the Company or its Subsidiaries after the Closing Date pursuant to a stock purchase or merger transaction (other than (a) a Person that is merged with or into a Subsidiary of the Company that owned assets (other than de minimis assets necessary to create an acquisition vehicle) immediately prior to such merger and (b) a Pro Forma Calculation Subsidiary), such Subsidiary shall only be required to (i) keep proper books of record and account which shall be complete and correct in all material respects in accordance with GAAP in respect of transactions occurring after the date of such acquisition, and (ii) from and after the date that is the first day of the first fiscal year of the Company that follows the date of such acquisition by more than three months, keep proper books of record and account in respect of all other matters which shall be complete and correct in all material respects in accordance with GAAP.

6.03        Inspections.

The Company and the Company’s Subsidiaries shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of the Company and the Company’s Subsidiaries, to examine the books and records of the Company and the Company’s Subsidiaries and make copies thereof and to discuss the affairs, finances and business of the Company and the Company’s Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or any Lender may reasonably request (which visits and inspections shall be at the expense of the Administrative Agent (subject to reimbursement by the Lenders pursuant to Section 10.04(c)) or such Lender unless a Default has occurred and is continuing).

6.04        Insurance.

The Company and the Company’s Subsidiaries shall (a) carry and maintain insurance of the types and in the amounts which in its reasonable judgment are customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including (as applicable) fire, public liability, property damage and worker’s compensation, (b) carry and maintain each policy for such insurance with financially sound insurers and (c) deliver to the Administrative Agent from time to time, as the Administrative Agent may request, schedules setting forth all insurance then in effect.

6.05        Taxes, Governmental Charges and Other Indebtedness.

The Company and the Company’s Subsidiaries shall promptly pay and discharge when due (a) all taxes and other Governmental Charges required to be paid by it prior to the date upon which penalties accrue thereon, (b) all indebtedness which, if unpaid, could become a Lien upon the property of the Borrower or the Company’s Subsidiaries and (c) subject to any subordination provisions applicable thereto, all other Indebtedness, which in each of clause (a), (b) or (c) or in the aggregate, if unpaid, is reasonably and substantially likely to have a Material Adverse Effect, except such taxes, Governmental Charges or Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made (provided, that, in each such case appropriate reserves are maintained in accordance with GAAP).

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6.06        Use of Proceeds.

The Borrower shall use the proceeds of the Loans to fund the Electrical Power Acquisition and for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law or Loan Document. No Borrower shall use any part of the proceeds of any Loan, directly or indirectly, in violation of the financial assistance provisions of Section 76 of the Companies Act 1967 of Singapore or for the purpose of purchasing or carrying any Margin Stock, or for the purpose of purchasing or carrying or trading in any securities, in either case, under such circumstances as to involve the Borrower, any Lender or Administrative Agent in a violation of Regulations T, U or X issued by the FRB.

6.07        General Business Operations.

Each of the Company and the Company’s Subsidiaries shall: (a) preserve and maintain its existence and all of its rights, privileges and franchises reasonably necessary to the conduct of the business of the Company and its Subsidiaries (as a whole); provided, that, (i) the Company and its Subsidiaries may dissolve, liquidate or terminate the existence of any Subsidiary of the Company, other than the Borrower, possessing total assets of less than $250,000,000 or serving no continuing business purpose (each, an “Excluded Subsidiary”), in either case as determined by the board of directors of the Company or such Subsidiary in its good faith reasonable discretion, (ii) neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the board of directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company and its Subsidiaries (taken as a whole) or the Lenders, and (iii) the foregoing shall not prohibit the consummation of any sale, transfer or disposition of assets otherwise permitted pursuant to this Agreement or any merger or consolidation otherwise permitted under Section 7.04; (b) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person; and (c) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; except, in each of clauses (a), (b) and (c), where any failure is not reasonably likely (alone or in the aggregate) to have a Material Adverse Effect.

6.08       Pari Passu Ranking.

The Borrower shall take, or cause to be taken, all actions necessary to ensure that the Obligations of the Borrower are and continue to rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Borrower.

6.09        PATRIOT Act; Beneficial Ownership Regulation.

Promptly following a request therefor, each Loan Party shall provide all documentation and other information that a Lender reasonably requests in order to comply with such Lender’s ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (known as the USA PATRIOT Act) (the “Act”) and the Beneficial Ownership Regulation; provided, that, any Lender requesting documentation or other information under this Section 6.09 shall provide any relevant supporting documentation reasonably requested by any Loan Party responding to such request. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Company or other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company or other Loan Party in accordance with the Act.

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6.10        Subsidiary Guarantors.

(a)           At any time after the Closing Date, the Company may, upon prior written notice to the Administrative Agent, cause any Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Subsidiary Guaranty, and, in connection therewith, the Company shall, or shall cause such Subsidiary to, deliver to the Administrative Agent documents of the types referred to in clauses (iii), (iv), (v) and (vi) of Section 4.01(a) and favorable opinions of counsel to such Persons (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.10(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)           The Company may, at any time and from time to time, request that any Subsidiary Guarantor be released from its obligations as a Subsidiary Guarantor and, upon the receipt of any such request by the Administrative Agent, such Subsidiary Guarantor shall thereupon cease to be a Subsidiary Guarantor, it being understood and agreed that (i) the Administrative Agent shall with reasonable promptness execute and deliver such reasonable release documentation as the Company may reasonably request to evidence the release and termination of such Subsidiary Guarantor from the Subsidiary Guaranty to which such Subsidiary Guarantor is a party, and (ii) no release of any Subsidiary Guarantor shall in any way modify, affect or impair the enforceability of any Subsidiary Guaranty in respect of any other Subsidiary Guarantor.

6.11        Anti-Corruption Laws.

The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) shall conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to them and maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws.

6.12        Sanctions.

The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) shall conduct their businesses in compliance in all material respects with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with Sanctions.

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Article VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unmatured contingent reimbursement and indemnification obligations) hereunder shall remain unpaid or unsatisfied:

7.01        Indebtedness.

None of the Company or any of the Company’s Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following (“Permitted Indebtedness”):

(a)           Indebtedness created under the Loan Documents;

(b)           (i)           unsecured Indebtedness (including, for the avoidance of doubt, Guaranty Obligations to the extent constituting Indebtedness, and Indebtedness under the Revolving Credit Agreement and the Term Loan Credit Agreement) of any Loan Party; and (ii) unsecured Indebtedness (including, for the avoidance of doubt, Guaranty Obligations to the extent constituting Indebtedness) of Subsidiaries of the Company that are not Loan Parties; provided, that, with respect to Indebtedness incurred in reliance on Section 7.01(b)(ii), the aggregate principal amount of such Indebtedness outstanding at any time, when taken together with the aggregate principal amount of Indebtedness incurred in reliance on Section 7.01(h) outstanding at any time, shall not exceed the greater of (A) $1,750,000,000, and (B) 12.5% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter;

(c)           (i)           Indebtedness under Capital Leases (other than pursuant to sale-leaseback transactions) or under purchase money loans incurred by the Company or any of the Company’s Subsidiaries to finance the acquisition, construction, development or improvement by such Person of real property, fixtures, inventory or equipment or other tangible assets; provided, that, in each case (A) such Indebtedness is incurred by such Person at the time of, or not later than 120 days after, the acquisition, construction, development or improvement by such Person of the property so financed and (B) such Indebtedness does not exceed the purchase price of the property (or the cost of constructing, developing or improving the same) so financed; (ii) Indebtedness under initial or successive refinancings (which shall include any amendments, modifications, renewals, refundings or replacements) of any such Capital Leases or purchase money loans; provided, that, the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith); and (iii) to the extent constituting Indebtedness, Securitization Attributable Indebtedness arising out of transactions not resulting in a breach of Section 7.03 or Section 7.08(a);

(d)           Existing Indebtedness, together with initial or successive refinancings (which shall include any amendments, modifications, renewals, refundings or replacements) thereof; provided, that, (i) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith) and (ii) the other terms and provisions of any such refinancing with respect to maturity, redemption, prepayment, default and subordination are no less favorable in any material respect to the Lenders than the Indebtedness being refinanced;

(e)           Indebtedness of the Company or any of its Subsidiaries owing to any Loan Party or any Subsidiary;

(f)           Indebtedness (including Capital Leases) under sale-leaseback transactions of fixed assets and under initial or successive refinancings (which shall include any amendments, modifications, renewals, refundings or replacements) of any such sale-leaseback transactions (provided, that, the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced, except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith) in an aggregate amount outstanding not to exceed at any time for the Company and its Subsidiaries together $500,000,000;

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(g)           Indebtedness of a Person existing at the time such Person was acquired as a new Subsidiary by the Company or any of its Subsidiaries (whether by merger, consolidation, or otherwise) or assumed in connection with the acquisition of assets by the Company or any of its Subsidiaries from a Person, in each case other than to the extent such Indebtedness was created, incurred or assumed in contemplation of or in connection with the financing of such acquisition; provided, that, such Indebtedness ceases to exist as to the Company and its Subsidiaries by a date no later than 180 days after the effective date of such acquisition; and

(h)           other Indebtedness that is secured by a Lien on any assets or property of the Company or any of the Company’s Subsidiaries (which shall exclude Indebtedness owing by any Loan Party or Subsidiary to any other Subsidiary of the Company which is not a Loan Party or Subsidiary, other than to the extent any such Indebtedness arises pursuant to one or more securitization arrangements); provided, that, the aggregate principal amount of all such other secured Indebtedness (excluding Indebtedness secured by cash or cash equivalents to the extent such cash or cash equivalents are proceeds of such Indebtedness) outstanding at any time, when taken together with the aggregate principal amount of unsecured Indebtedness incurred in reliance on Section 7.01(b)(ii) outstanding at such time, shall not exceed the greater of (i) $1,750,000,000, and (ii) 12.5% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter.

For purposes of this Section 7.01 only, the “principal amount” of the obligations of any Person in respect of any Rate Contract that constitutes Indebtedness at any time shall be in the maximum aggregate amount (giving effect to any netting agreements), if any, that such Person would be required to pay if such Rate Contract were terminated at such time.

7.02        Liens.

None of the Company or any of the Company’s Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of their assets or property of any character, whether now owned or hereafter acquired, except for the following Liens (“Permitted Liens”):

(a)           Liens that secure only Indebtedness which constitutes Permitted Indebtedness under clauses (c) (but only to the extent such Liens are on the assets so financed, the proceeds thereof and any improvements thereon), (d), (f) or (h) of Section 7.01 and Liens that secure Rate Contracts; provided, that, the aggregate principal amount of Indebtedness that constitutes Permitted Indebtedness under Section 7.01(h) and Liens that secure Rate Contracts that constitute Indebtedness shall not exceed the amount set forth in Section 7.01(h);

(b)           Liens in favor of any Loan Party or any Subsidiary on all or part of the assets of Subsidiaries of any Loan Party or any Subsidiary securing Indebtedness owing by Subsidiaries of any Loan Party or any Subsidiary, as the case may be, to any of the Loan Parties or to such other Subsidiaries;

(c)           Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, services, materials or supplies in respect of obligations not overdue for a period of more than 60 days (taking into account applicable grace periods) or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP so long as such Liens are not being foreclosed;

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(d)           deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases to which the Company or any of the Company’s Subsidiaries is a party or deposits or pledges to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations;

(e)           Liens of carriers, landlords, warehousemen, mechanics and materialmen, and other like Liens on properties which would not have a Material Adverse Effect and are in respect of obligations not overdue for a period of more than 60 days (taking into account applicable grace periods), or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP so long as such Liens are not being foreclosed;

(f)           encumbrances on real property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s or lessee’s Liens under leases to which the Company or any of the Company’s Subsidiaries is a party (including Synthetic Lease Obligations), and other minor Liens or encumbrances none of which interferes materially with the use of the property, in each case which do not individually or in the aggregate have a Material Adverse Effect;

(g)           Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

(h)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i)            (x) Liens arising out of cash management, netting or set off arrangements made between banks or financial institutions and the Company or any of its Subsidiaries in the ordinary course of business, or over any asset held with a clearing house, and (y) other Liens arising by operation of law or by agreement in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of setoff, revocation, refund or chargeback against money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank to secure the payment of bank fees and other amounts owing in the ordinary course of business;

(j)             Liens securing Indebtedness or other obligations on cash or cash equivalents to the extent such cash or cash equivalents represent proceeds from such Indebtedness or other obligations;

(k)            rights of third parties in equipment or inventory consigned to or by, or otherwise owned by such third party and which is being stored on property owned or leased by, the Company or any of the Company’s Subsidiaries;

(l)             Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;

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(m)           precautionary Liens over Receivables Assets in connection with any securitization, factoring or similar sale transaction permitted under Section 7.03(a);

(n)           the interest of a licensor under any license of intellectual property in the ordinary course of business;

(o)           Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by the Company or its Subsidiaries;

(p)           call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (i) investments in joint ventures, partnerships and the like, (ii) investments consisting of Equity Securities issued by suppliers and other venture capital or similar direct investments, (iii) ownership of undivided interests in assets subject to a joint ownership or similar agreement, or (iv) assets acquired in original equipment manufacturer divestiture transactions or other acquisitions and arising in favor of the original seller or transferor of such assets (or their respective Affiliates) pursuant to or in connection with master services, manufacturing services or supply arrangements entered into in connection therewith;

(q)           Liens on any asset at the time the Company or any of its Subsidiaries acquired such asset and Liens on the assets of a Person existing at the time such Person was acquired by the Company or any of its Subsidiaries, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Subsidiaries; subject to the condition that (i) any such Lien may not extend to any other asset of the Company or any of its Subsidiaries; (ii) any such Lien shall not have been created in contemplation of or in connection with the transaction or series of transactions pursuant to which such asset or Person was acquired by the Company or any of its Subsidiaries; and (iii) any such Lien is released no later than 180 days after the effective date of such acquisition;

(r)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(s)           purchase money Liens upon or in any real property or equipment acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, that, no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired (and any accessions or additions thereto, and proceeds thereof), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(t)           Liens in favor of customers or vendors of the Company or any of its Subsidiaries on any inventory or equipment acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such inventory or such equipment, as applicable, or to secure other obligations owing to customers or vendors that are incurred solely for the purpose of financing or funding the acquisition of such inventory or such equipment (including Liens in favor of customers of the Company or any of its Subsidiaries securing amounts pre-funded by such customer for the sole purpose of acquiring inventory or equipment pursuant to the contractual arrangements with such customer), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, that, no such Lien shall extend to or cover any properties of any character other than the inventory or equipment being acquired (and any accessions or additions thereto, and proceeds thereof), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced; and

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(u)           Liens not otherwise permitted under this Section 7.02; provided, that, the aggregate fair market value of all assets subject to such Liens does not at any time exceed $300,000,000.

7.03        Asset Dispositions.

(a)           None of the Company or any of the Company’s Subsidiaries shall sell, lease, transfer or otherwise dispose of any Receivables Assets; provided, that, this Section 7.03(a) shall not prohibit the sale or disposition of Receivables Assets (i) to the Company or any Wholly-Owned Subsidiary of the Company from the Company or any Subsidiary of the Company, or (ii) for fair market value as determined by the Company or the applicable Subsidiary in its reasonable discretion (it being understood and agreed that, for purposes of this Section 7.03(a), the sale of Receivables Assets pursuant to a securitization, factoring or other receivables sale arrangement shall be deemed to be at fair market value so long as the consideration received therefor (including any deferred purchase price or subordinated or retained interest) is not less than 95% of the face value of the receivables so sold).

(b)           None of the Company or any of the Company’s Subsidiaries shall sell, lease, transfer or otherwise dispose (whether in one transaction or in a series of transactions) all or substantially all of the assets or property (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a whole.

7.04        Mergers, Acquisitions, Etc.

None of the Company or any of the Company’s Subsidiaries shall amalgamate or consolidate with or merge into any other Person or permit any other Person to amalgamate or merge into them, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets or line of business or division of any other Person, except for the following:

(a)           the Company and the Company’s Subsidiaries may amalgamate or merge with each other and with any other Person permitted to be acquired as a new Subsidiary under clause (b) below; provided, that, (i)(A) in any such amalgamation or merger involving the Company, the Company is the surviving Person, (B) [reserved] and (C) in any such amalgamation or merger involving a Subsidiary Guarantor, the surviving Person becomes a Subsidiary Guarantor by executing and delivering such documents of assumption, and related certificates and legal opinions as the Administrative Agent may reasonably request, and (ii) in each case, no Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such amalgamation or merger;

(b)           the Company and the Company’s Subsidiaries may acquire any Person as a new Subsidiary or all or substantially all of the assets of any Person or line of business or division of any Person; provided, that:

(i)            no Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition;

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(ii)           such Person (or line or division) is not primarily engaged in any business substantially different from (A) the present business of the Company or any Subsidiary (other than any such acquired Subsidiary) or (B) any business reasonably related or ancillary thereto; and

(iii)          in the case of an acquisition of a Person as a new Subsidiary, the Borrower or the Company’s Subsidiaries possess the power to direct or cause the direction of the management and policies of such Person; and

(c)           any of the Company’s Subsidiaries may amalgamate or consolidate with or merge into any other Person or permit any other Person to merge into them in connection with a sale, transfer or other disposition of assets otherwise permitted pursuant to this Agreement or in connection with a joint venture investment otherwise permitted pursuant to this Agreement; provided, that, to the extent any Loan Party is a party to any such joint venture, such Loan Party shall be the surviving entity.

7.05        Change in Business.

None of the Company or any of the Company’s Subsidiaries shall engage to any material extent, either directly or indirectly, in any business substantially different from (a) their present business conducted as of the Closing Date or (b) any business reasonably related, supplemental, complementary or ancillary thereto.

7.06        [Reserved].

7.07        Accounting Changes.

The Company and its Subsidiaries shall not (a) change their fiscal year (currently April 1 through March 31), or (b) change in any material respect their accounting practices except (i) as required by GAAP, or (ii) as permitted by GAAP if such Person receives the prior written consent of the Administrative Agent to such GAAP-permitted change; provided, that, the Company and its Subsidiaries may change their fiscal year on a one-time basis during the term of this Agreement or materially change their accounting practices to the extent permitted by GAAP without the prior written consent of the Administrative Agent if, in either event, (A) the Company shall deliver to the Administrative Agent notice (“change notice”) detailing such change in fiscal year or practice no later than 90 days prior to the intended effective date of such change, and (B) if the Required Lenders shall so request by notice delivered by the Administrative Agent to the Company no later than 30 days after the date of such change notice, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend any ratio or covenant requirement set forth in any Loan Document that would reasonably be expected to be affected (either on a one-time basis, or otherwise) by such change in fiscal year or practice, to preserve the original intent thereof in light of such change in fiscal year or practice (any such amendment to be subject to the approval of the Required Lenders); provided, that, until and unless such provisions are duly amended, no such change in fiscal year or material change in accounting practice shall become effective.

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7.08        Financial Covenants.

The Borrower will comply with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a)           Debt/EBITDA Ratio. The Company shall not permit its Debt/EBITDA Ratio as of the last day of any fiscal quarter to exceed 4.00 to 1.00; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four fiscal quarters of the Company immediately following such Qualified Acquisition (including the fiscal quarter of the Company in which such Qualified Acquisition was consummated) (such period of increase, a “Leverage Increase Period”), the ratio set forth above shall be increased to 4.50 to 1.00; provided, further, that, (a) the Company may terminate a Leverage Increase Period at any time by written notice to the Administrative Agent and, upon the expiration or termination of a Leverage Increase Period, the maximum Debt/EBITDA Ratio shall be reduced to 4.00 to 1.00 until the Company subsequently consummates another Qualified Acquisition (whereupon a new Leverage Increase Period may be commenced as provided above, subject to the conditions set forth in this proviso), (b) a Leverage Increase Period may only be exercised if, after giving effect to the consummation of the Qualified Acquisition and any incurrence or assumption of Indebtedness in connection therewith on a pro forma basis, the Debt/EBITDA Ratio would be less than or equal to 4.00 to 1.00, (c) for at least two (2) fiscal quarters of the Company immediately following the expiration or termination of each Leverage Increase Period, the Debt/EBITDA Ratio as of the end of each such fiscal quarter shall not be greater than 4.00 to 1.00 prior to giving effect to another Leverage Increase Period and (d) each Leverage Increase Period shall only apply with respect to the calculation of the Debt/EBITDA Ratio for purposes of determining compliance with this Section 7.08 and not for any other purpose.

(b)           Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio to be less than 3.00 to 1.00 as of the last day of any fiscal quarter.

7.09        Sanctions.

Neither the Company nor any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”) shall, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, in each case other than to the extent such transaction is permitted under applicable law for a Person required to comply with Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

7.10        Anti-Corruption Laws.

Neither the Company nor any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”) shall, directly or indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to it.

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Article VIII

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid hereunder, in Dollars, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Defaults. The Company or any of the Company’s Subsidiaries (whether or not a party hereto) shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 6.06 or Section 6.07(a) (with respect to the existence of the Borrower) or Article VII; or

(c)           Other Defaults. The Company or any of the Company’s Subsidiaries (whether or not a party hereto) shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Loan Documents and such failure shall continue for 30 Business Days after the earlier of (i) the Borrower’s written acknowledgement of such failure and (ii) the Administrative Agent’s or any Lender’s written notice to the Company of such failure; provided, that, (x) if the Borrower shall have failed to provide a notice of Default within five Business Days as required under Section 6.01(d)(iv), such 30 Business Day cure period shall be reduced by the number of days that have elapsed following the expiration of such five-Business Day notice period until such notice was provided and (y) in the event that such failure cannot reasonably be cured within such 30 Business Day period, and such failure relates to the subject matter of the representations and warranties contained in Section 5.06 with respect to Hazardous Materials or any Environmental Laws or any judgment, consent decree, settlement or compromise in respect of any claim based thereon, it shall not constitute an Event of Default hereunder so long as the Borrower shall have commenced to cure such failure within such 30 Business Day period and shall thereafter diligently pursue such cure to completion; provided, further, that, such failure shall in all events be cured within 180 days after the Administrative Agent’s or such Lender’s written notice thereof; or

(d)           Representations and Warranties. Any representation or warranty or written certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Loan Documents, or as an inducement to the Administrative Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made (or deemed made) or furnished; or

(e)           Cross-Default. (i) The Borrower, any Subsidiary Guarantor or any Material Subsidiary shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $250,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of the Borrower, any Subsidiary Guarantor and any Material Subsidiary (other than the Obligations) in an aggregate amount exceeding $250,000,000 to become due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise); or (ii) the Borrower, any Subsidiary Guarantor or any Material Subsidiary shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of the Borrower, any Subsidiary Guarantor and any Material Subsidiary (other than the Obligations) in an aggregate amount exceeding $250,000,000 to become due (and/or to be secured by cash collateral other than cash collateral obligations not arising from an event of default under any agreement or instrument relating to Indebtedness incurred in connection with Synthetic Lease Obligations or letters of credit); provided, that, for the avoidance of doubt, so long as any acquired Person (or its successor by merger, consolidation or otherwise) is not in breach of its obligations in respect of repaying or repurchasing, or making an offer to repay or repurchase, any Indebtedness of such Person of the kind described in Section 7.01(g), which obligations in respect of repaying or repurchasing, or making an offer to repay or repurchase, result from the acquisition of such Person, neither the existence of such repayment or repurchase obligations (nor the circumstances giving rise to such obligations) shall constitute an Event of Default under this Section 8.01(e); or

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(f)           Insolvency, Voluntary Proceedings.

(i)            Any Loan Party or any Material Subsidiary shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator, judicial manager or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its or any of its creditors, (D) become insolvent (as such term may be defined or interpreted under any applicable statute), (E) commence a voluntary case or other proceeding seeking liquidation, reorganization, judicial management or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (F) take any action for the purpose of effecting any of the foregoing; or any Loan Party or any Material Subsidiary shall be dissolved or liquidated in full or in part; provided, that, the dissolution, liquidation, judicial management or termination of the existence of an Excluded Subsidiary shall not constitute an Event of Default under this Section 8.01(f)(i); or

(ii)           Any Unrestricted Subsidiary (if at such time such Unrestricted Subsidiary (A) would constitute a Material Subsidiary but for it being excluded from the definition of “Subsidiary” herein and (B) is required to be consolidated with the Company and its Subsidiaries for GAAP purposes) shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator, judicial manager or custodian of itself or of all or a substantial part of its property, (2) be unable, or admit in writing its inability, to pay its debts generally as they mature, (3) make a general assignment for the benefit of its or any of its creditors, (4) become insolvent (as such term may be defined or interpreted under any applicable statute), (5) commence a voluntary case or other proceeding seeking liquidation, reorganization, judicial management or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (6) take any action for the purpose of effecting any of the foregoing, or (7) be dissolved or liquidated in full or in part; or

(g)           Involuntary Proceedings.

(i)            Proceedings for the appointment of a receiver, trustee, judicial manager, liquidator or custodian of any Loan Party or any Material Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, judicial management, reorganization or other relief with respect to any Loan Party or any Material Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or

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(ii)           So long as such Unrestricted Subsidiary (A) would constitute a Material Subsidiary but for it being excluded from the definition of “Subsidiary” herein and (B) is required to be consolidated with the Company and its Subsidiaries for GAAP purposes, proceedings for the appointment of a receiver, trustee, liquidator, judicial manager or custodian of an Unrestricted Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, judicial management or other relief with respect to such Unrestricted Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or

(h)           Judgments. (i) One or more non-interlocutory judgments, orders, decrees or arbitration awards requiring the Company and/or any of the Company’s Subsidiaries to pay an aggregate amount of $250,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Company and otherwise satisfying the requirements set forth in Section 6.04 to which the insurer does not dispute coverage) shall be rendered against the Company and/or any of the Company’s Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of 60 consecutive days, (ii) any non-interlocutory judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of the Company’s Subsidiaries and the same (A) shall not be released, stayed, vacated or otherwise dismissed within 60 days after issue or levy and (B) is reasonably and substantially likely to have a Material Adverse Effect or (iii) any non-interlocutory judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which do not constitute an Event of Default under Section 8.01(h)(ii) and which, alone or in the aggregate, are reasonably and substantially likely to have a Material Adverse Effect are rendered, issued or levied; or

(i)             Employee Benefit Plans. (i) Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan, and which is reasonably and substantially certain to result in liability to the Borrower in excess of $250,000,000 shall occur, (ii) any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA (x) in a distress termination, or (y) other than a distress termination and the resulting liability is in excess of $250,000,000, or (iii) any event with respect to a Foreign Plan which is reasonably and substantially certain to result in liability to the Borrower that is not funded or reserved in excess of $250,000,000 shall occur; or

(j)            Change of Control. Any Change of Control shall occur.

8.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

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(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           [reserved]; and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.14, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by any Governmental Rule.

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8.04        Lender Rate Contract Remedies.

Notwithstanding any other provision of this Article VIII, each Lender or its Affiliate which has entered into a Rate Contract with the Company or its Subsidiaries (a “Lender Rate Contract”) shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or any other Lender, to the extent provided by such Lender Rate Contracts, (a) to declare an event of default, termination event or other similar event thereunder which will result in the early termination of such Lender Rate Contract, (b) to determine net termination amounts in accordance with the terms of such Lender Rate Contract and to set-off amounts between Lender Rate Contracts of such Lender, and (c) to prosecute any legal action against the Company or any of the Company’s Subsidiaries to enforce net amounts owing to such Lender or its Affiliate under such Lender Rate Contracts.

Article IX

ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.

Neither the Administrative Agent nor the Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Arranger, as applicable:

(a)           shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)           shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, the Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)           shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment; and

(e)           shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company or a Lender.

Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or any Participant (or any prospective Lender or any prospective Participant) is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Institution.

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9.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

9.05        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)           With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent, and (B) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including holding any collateral security on behalf of any of the Lenders and in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

9.07        Non-Reliance on Administrative Agent, Arranger and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of investing in the general performance or operations of the Borrower or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities laws. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each of the Lenders acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.

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9.08        No Other Duties, Etc.

Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

9.09        Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, manager, assignee, trustee, liquidator, judicial manager, administrator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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9.10        Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty in connection with any request with respect to such Subsidiary Guarantor submitted pursuant to Section 6.10(b). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty pursuant to this Section 9.10.

9.11        Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

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(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

9.12        Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount. For the avoidance of doubt, this Section 9.12 will not create any additional Obligations of the Loan Parties under the Loan Documents or otherwise increase or alter such Obligations.

9.13        Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Article X

MISCELLANEOUS

10.01      Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (which acknowledgment the Administrative Agent shall provide promptly and in any event within three Business Days following its actual receipt of an amendment or waiver countersigned by the Required Lenders, Company and other applicable Loan Party, if any), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

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(b)           without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to the Credit Extension under the Facility on the Initial Funding Date without the written consent of each Lender;

(c)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e)            reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(f)            (i) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (ii) change the order of application of payments set forth in Section 8.03 or (iii) subordinate the Obligations of a Loan Party hereunder in right of payment to any other Indebtedness or other obligation of such Loan Party (other than in connection with any “debtor-in-possession” facility (or similar financing under applicable law)) without the written consent of each Lender; provided, that, any transaction described in the foregoing clause (f)(ii) shall only require the consent of the Required Lenders to the extent that each adversely affected Lender has been offered an opportunity to participate on a pro rata basis in such transaction;

(g)           amend, waive or otherwise modify Section 2.05(c), without the written consent of each Lender;

(h)           change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(i)             release all or substantially all of the value of the Subsidiary Guaranties without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

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provided further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (v) [reserved]; (vi) this Agreement may be amended without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment, such Lender shall no longer be a party to this Agreement (as so amended), the Commitment of such Lender shall have terminated, and such Lender shall have no other commitment or other obligation hereunder and shall have been (or substantially contemporaneous with the effectiveness of such amendment, shall be) paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; (vii) [reserved]; (xiii) [reserved]; (xiv) the Administrative Agent and the Company may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency therein and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; and (xv) this Agreement and the other Loan Documents may be amended to reflect (A) Conforming Changes implemented pursuant to Section 2.02(g), and (B) the implementation of any Benchmark Replacement and any Conforming Changes, in each case pursuant to Section 3.03(b). For the avoidance of doubt, for the purpose of any consent to any amendment, waiver or modification of, or any action under, this Agreement or any other Loan Document, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, the rights of each Disqualified Institution in respect thereof shall be as set forth in Section 10.06(i)(iii).

10.02     Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower or to the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

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Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b)           Electronic Communications. Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; ); provided, that, for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(d)           Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirement of Law, including United States federal and state securities Requirements of Law, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)           Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices and Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03     No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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10.04     Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and the Arranger, but limited, in the case of any fees and expenses of legal counsel, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (A) one primary counsel to the Administrative Agent and the Arranger, (B) if reasonably necessary, one local counsel to the Lenders retained by the Administrative Agent and the Arranger in each relevant jurisdiction, (C) if reasonably necessary, one specialty counsel to the Lenders retained by the Administrative Agent and the Arranger with respect to each relevant specialty) and (D) in each case, one primary counsel and Singapore local counsel, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, as applicable, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. This Section 10.04(a) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.

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(b)           Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, shareholder actions), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, but limited, in the case of any fees and expenses of legal counsel, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one firm of primary counsel for all Indemnitees, taken as a whole, (ii) if reasonably necessary, one firm of local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction, (iii) if reasonably necessary, one firm of specialty counsel for all Indemnitees, taken as a whole, in each relevant specialty, and (iv) in the case of an actual or perceived conflict of interest, one additional firm of counsel to each group of affected Indemnitees, similar situated and taken as a whole), incurred by any Indemnitee (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case, in respect of or arising out of or in connection with claims, damages, or liabilities asserted or awarded against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record) or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), or any losses, claims, damages, liabilities and related expenses arising under or related to Environmental Laws or Hazardous Materials that relate in any way to the Borrower or any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise solely from a proceeding that does not involve or arise from an act or omission by the Company or any of the Company’s Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claims against the Administrative Agent in its capacity or in fulfilling its role as such). This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, or the Administrative Agent incurs any expense pursuant to Section 6.03 that is not subject to reimbursement by the Company, but without affecting the Company’s obligation (if any) to make such payment, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

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(d)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (including, without limitation, any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction; provided that nothing contained in this Section 10.04(d) shall limit the Company’s indemnity and reimbursement obligations for such damages awarded to third parties to the extent set forth in Section 10.04(b). No Indemnitee shall be liable on any theory of liability to the Borrower or any other person for the actions or omissions of any other Indemnitee.

(e)           Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)           Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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10.06     Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section, or (iv) to an SPC in accordance with the provisions of clause (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that, in each case with respect to the Facility, any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date”, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

provided, that, concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

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(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund or (2) any Delayed Draw Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons).

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Governmental Rule without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under clause (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04, or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(g)           Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that, (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). For the avoidance of doubt, the Borrower agrees that each SPC shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, that, such SPC agrees to be subject to the obligations of Section 3.01 as though it were a Lender (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Granting Lender). An SPC shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the Company’s prior written consent. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 and Section 3.04), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any state thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(h)           [Reserved].

(i)            Disqualified Institutions.

(i)            No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (B) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution . Any assignment in violation of this Section 10.06(i)(i) shall not be void, but the other provisions of this Section 10.06(i) shall apply.

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(ii)           If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of Section 10.06(i), the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, (B) in the case of outstanding Delayed Draw Term Loans held by Disqualified Institutions, prepay such Delayed Draw Term Loans by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Delayed Draw Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (x) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b), (y) such assignment does not conflict with applicable laws and (z) in the case of clause (B) above, the Company shall not use the proceeds from any Loans to prepay Delayed Draw Term Loans held by Disqualified Institutions.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (2) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (3) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (any such plan, a “Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (x) not to vote on such Plan of Reorganization, (y) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y).

(iv)          The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

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10.07     Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates, auditors and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, that, the Administrative Agent or any Lender shall (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising supervisory, examination or regulatory authority) exercise commercially reasonable efforts to notify the Company as soon as reasonably practicable in the event of any such disclosure, unless such notification shall be prohibited by applicable law, legal process or regulatory request; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, to deliver Borrower Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; (h) with the consent of the Company; (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company (provided, that, the source of such information was not actually known by the Administrative Agent, any Lender or any of their respective Affiliates, as the case may be, to be bound by a confidentiality agreement with the Company or any of its Subsidiaries with respect to such Information) or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section; (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement; or (k) for the purposes of establishing any appropriate defense, or in connection with the exercise of any rights or remedies. For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided, that, in the case of information received from the Company or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding the foregoing, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

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Each of the Administrative Agent and the Lenders acknowledges that (A) the Information may include material non-public information concerning the Company or any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), as the case may be, (B) it has developed compliance procedures regarding the use of material non-public information and (C) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States federal and state securities Requirements of Law.

The parties hereto do not anticipate any disclosure of personal information of California residents to Citi, or any collection or processing of personal information of California residents, in connection with the transactions contemplated hereby and Citi’s services contemplated under this Agreement; provided however, to the extent any California personal information subject to the California Privacy Rights Act (“CPRA”) and its implementing regulations is disclosed by the Company to Citi and is covered by the CPRA and its implementing regulations, Citi agrees to process such personal information only for the limited and specified business purposes of facilitating the execution of the transactions contemplated hereby upon the direction of Company or as otherwise provided by, and in compliance with, the CPRA.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

10.08     Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

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10.09     Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Integration; Effectiveness.

This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

10.11      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

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10.13      Replacement of Lenders.

If (v) any Lender requests compensation under Section 3.04, (w) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and a replacement of such Lender would result in a reduction in such compensation or amount, (x) any Lender’s Loans are prepaid or converted under Section 3.02, (y) any Lender is a Defaulting Lender, or (z) any Lender shall refuse to consent to a waiver or amendment to, or a departure from the provisions of, this Agreement or any other Loan Document which requires the consent of all the Lenders or all Lenders directly affected thereby and that has been consented to by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 10.04, 3.01 or 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)           the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           in the case of any such assignment resulting from a prepayment or conversion of Loans pursuant to Section 3.02, such assignment will eliminate the illegality giving rise to such prepayment or conversion;

(e)           such assignment does not conflict with applicable Requirements of Law; and

(f)           in the case of an assignment resulting from a Lender not consenting to an amendment, waiver or consent, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.

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Notwithstanding anything in this Section 10.13 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14      Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, WHERE SUCH OTHER LOAN DOCUMENT EXPRESSLY SETS FORTH OTHERWISE) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND WHETHER AT LAW OR EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, THE BORROWER HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION, WITH OFFICES ON THE CLOSING DATE AT 28 LIBERTY STREET, NEW YORK, NY 10005, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO; PROVIDED, THAT, THE BORROWER MAY APPOINT ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE ADMINISTRATIVE AGENT OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT.

10.15      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16     California Judicial Reference.

If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document: (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided, that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

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10.17     No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arranger, are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arranger, on the other hand, (ii) the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate (and, for the avoidance of doubt, it being understood and agreed that none of the Administrative Agent, the Arranger or any Lender are providing any legal, accounting, regulatory or tax advice with respect to this Agreement or the other transactions contemplated hereby), and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Lenders and the Arranger each are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of the Administrative Agent, the Lenders or the Arranger have any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Lenders or the Arranger have any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.18     Electronic Execution; Electronic Records.

(a)           This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

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(b)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

(c)           Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent and each Lender for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(d)           Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement and any other Communication through electronic means and there are no restrictions on doing so in such party’s constitutive documents.

10.19     Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

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10.20     Bermuda Branch; Full Recourse Obligations.

All Loans to the account of the Company shall be made to or incurred by the Company at its Bermuda branch located at Canon’s Court, 22 Victoria Street, Hamilton HM 12 Bermuda and all payments of principal and interest by, and other Obligations of, the Company will be incurred by the Company at its Bermuda branch with a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton, HM08 Bermuda; provided, that, notwithstanding the foregoing, the Company acknowledges and agrees that the Obligations hereunder are full recourse to Flex Ltd., a company incorporated in Singapore, and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Administrative Agent’s or any Lender’s ability to enforce or collect any Obligation from the Company.

10.21     [Reserved].

10.22     USA PATRIOT Act.

Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and other Loan Parties, which information includes the name and address of the Borrower and other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or other Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.23     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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10.24     Acknowledgement Regarding Any Supported QFC.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Rate Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the following provisions applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages intentionally omitted]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	FLEX LTD.

	By:	/s/ B Vijayandran S Balasingam
Name: B Vijayandran S Balasingam
Title: Authorized Signatory

CITIBANK, N.A., as Administrative Agent

By:	/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President